Exhibit 10.1

***CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

MASTER SERVICES AGREEMENT

FOR

DIRECTORY ASSISTANCE SERVICES

This Master Services Agreement (this “Agreement”), dated as of January 1, 2005 (“Effective Date”) is made by and between Nextel Operations, Inc., a Delaware corporation, with its principal place of business at 2001 Edmund Halley Drive, Reston, Virginia 20191, acting in its authority as agent and on behalf and for the benefit of “Nextel” (for purposes hereof, “Nextel” means Nextel of California, Inc., a Delaware corporation; Nextel Communications of the MidAtlantic, Inc., a Delaware corporation; Nextel of New York, Inc., a Delaware corporation; Nextel South Corp., a Georgia corporation; Nextel of Texas, Inc., a Texas corporation and Nextel West Corp., a Delaware corporation) and Metro One Telecommunications, Inc., an Oregon corporation (“Vendor”), with its principal place of business at 11200 Murray Scholls Place, Beaverton, Oregon 97007.

BACKGROUND

A.            Nextel, with its Affiliates, provides a wide array of digital wireless communications services throughout the United States.

B.            Vendor offers directory assistance services for wireless carriers.

C.            Vendor currently provides directory assistance services for Nextel pursuant to that certain services agreement between the parties dated June 26, 1999 (the “Original Agreement”).

D.            Nextel has described new requirements for directory assistance services.

E.             Vendor has advised Nextel that it could fulfill such requirements of Nextel.

F.             Nextel and Vendor desire to terminate the Original Agreement and for Vendor to provide and Nextel to receive directory assistance services as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties agree as follows:

1.         DEFINITIONS

Capitalized terms used herein without definition shall have the meanings ascribed to them on Exhibit A.

NEXTEL/VENDOR.	DIRECTORY ASSISTANCE
CONFIDENTIAL	MASTER SERVICES AGREEMENT

2.         ENGAGEMENT OF VENDOR TO PROVIDE SERVICES

2.1.       Engagement. Nextel hereby engages Vendor to provide the Services and Vendor accepts such engagement.  Vendor shall provide personnel, its expertise and the technical, professional and project management services as are called for by the Implementation Plan and the DAS Statement of Work or as otherwise necessary and appropriate to carry out the Services.

2.2.       Services; Transition of Call Volume.

2.2.1.           Continuation of Services.  As of the Effective Date, Vendor, with the cooperation of Nextel, shall accomplish the seamless and orderly continuation and transition of directory assistance services from the manner in which Nextel currently receives directory assistance services from Vendor under the Original Agreement, to the provision of the Services to Nextel by Vendor pursuant to the terms and conditions of this Agreement, including in accordance with all pricing and Service Level Requirements set forth herein.  Such continuation of Services shall be accomplished in such a manner as to have no adverse effect upon Nextel or upon the quality or continuity of the services being provided to it.  From and after the opening of business on the Effective Date, Vendor shall ensure that there is no material adverse effect on the quality of the directory assistance services to Nextel and Nextel’s Customers.

2.2.2.           Implementation Plan for New Services.  Attached as Schedule 2.2.2 hereto is an Implementation Plan describing Services that Vendor did not provide under the Original Agreement, but which will be provided under this Agreement.  Vendor shall provide such new Services pursuant to the terms and conditions of this Agreement, including in accordance with all pricing and Service Level Requirements, as of the applicable Service Commencement Date.  The Implementation Plan sets forth a number of actions and projects to be completed by Vendor and Nextel for the benefit of Nextel, and the dates by which such actions and projects are to have been completed.  Vendor shall complete in all material respects all such actions and projects by such dates and Nextel shall cooperate in good faith with Vendor in its efforts in this regard.  Vendor understands and agrees that time is of the essence in the performance of its obligations hereunder.

2.2.3.       Transition of Customer Call Traffic.  Nextel shall be entitled to transition Customer call traffic volume from Vendor to an alternative directory assistance service provider at any time during the Term of this Agreement upon [ . . . * * * . . . ] prior written notice to Vendor.  Such notice shall specify the amount of volume that Nextel intends to transition as well as the geographical market areas to be affected.  Vendor and Nextel agree to abide by Section 12.4 with respect to all such transitions and treat any such transitions as a Disentanglement as set forth therein.  For purposes of clarification, a transition of Customer call volume traffic

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pursuant to this Section shall not be considered a termination for convenience.

2.3.       Statement of Work.  On the Effective Date, and at all times thereafter during the Term, except as otherwise expressly stated herein, and subject to the qualifications, limitations, and exclusions expressed elsewhere in this Agreement, Vendor shall perform all of the tasks and provide Nextel with all of the Services described in or (based upon a reasonable interpretation of the parties’ intentions) contemplated by the Statement of Work attached as Schedule 2.3 hereto (the “DAS Statement of Work”).

2.4.       Service Level Requirements.  Except as otherwise specified in this Agreement, Vendor shall perform all Services at levels at least in accordance with the Service Levels Requirements set forth on Schedule 2.4 (the “Service Level Requirements”). Vendor shall measure and report its performance against the Service Levels Requirements during each month, by the fifth (5th) Business Day of the following month.  In order to provide Service at levels specified, Vendor may need to temporarily route calls to an alternative Call Center.  In such circumstances, Vendor reserves the right to service calls from any of the Call Centers described in Schedule 2.7.

2.5.       Testing.

2.5.1.           Interim Testing and Pilot.  For all new Services, including the new Services identified in the Implementation Plan and all other future Services provided under this Agreement, upon Vendor’s notification to Nextel that Vendor has reached any testing milestone set forth on the applicable new Service Roll-Out Plan, Nextel and Vendor, as applicable, shall begin the testing process (including the process of conducting any pilot operations) identified and described in the applicable new Service Roll-Out Plan and/or Nextel Business Requirements Document for the applicable milestone using the test procedures and standards set forth in, or developed in accordance with, the applicable new Service Roll-Out Plan and/or Nextel Business Requirements Document.  If Nextel, in connection with such testing, determines that the Services, or any applicable portion thereof or any other deliverable hereunder for which testing is appropriate (i) have not met the applicable testing criteria, or (ii) are not in compliance with the warranties of Section 8, Nextel shall deliver to Vendor a report describing the discrepancies.  Vendor shall correct the errors or defects at no cost to Nextel within ten (10) Business Days after receiving such report, and any applicable test procedures shall be repeated.

2.5.2.       Final Testing.  For all new Services, including the new Services identified in the Implementation Plan and all other future Services provided under this Agreement, upon successful completion of all interim testing provided for in Section 2.5.1 above and completion of all implementation tasks scheduled to be completed prior to the Service Commencement Date for the applicable Service, Nextel shall make the applicable new Service available to Customers in a production environment.  Once Nextel has made the new Service available to such Customers in a production environment for a sufficient time to test all functions of the new Service [ . . . * * * . . . ] and has determined that: (i) the new Services were provided in accordance with the applicable new Service Roll-Out Plan and Nextel Business Requirements Document (and/or other mutually agreed to requirements document) without material error, (ii) the new Services are being provided as warranted in Section 8, and (iii) all other Services described in the applicable new Service Roll-Out Plan and Nextel Business Requirements Document that are required to be completed prior to the applicable Service Commencement Date, have been completed, then Nextel shall notify Vendor in writing of “Final Test Completion” of the applicable new Service.  Unless otherwise set forth in an applicable new Service Roll-Out Plan or Nextel Business Requirements Document, as of the applicable Service Commencement Date, the provision of a new Service shall be subject to all Service Levels set forth herein and Vendor shall be entitled to charge Nextel for such Services.

2.5.3.           Omitted Test Criteria.  To the extent that any item is subject to testing as provided in this Section 2.5, but specific testing criteria are omitted from or not developed pursuant to the applicable new Service Roll-Out Plan or Nextel Business Requirements Document, Nextel’s testing criteria shall be that the tested items meet the requirements of this Agreement to Nextel’s reasonable satisfaction.

2.6.       Use of Affiliates and Subcontractors.

2.6.1.           Except to utilize the Subcontractors listed on Schedule 2.6 for the functions identified on such schedule, Vendor shall not perform its obligations through its Affiliates or through the use of Subcontractors, without the prior written consent of Nextel, which consent will not be unreasonably withheld [ . . . * * * . . . ]. Notwithstanding anything herein to the contrary, each Subcontractor shall execute a confidentiality agreement with Vendor providing for confidentiality and the protection of Customer Data and containing terms at least as stringent as set forth in Sections 7.3 and 13.4.  This section of the Agreement shall not apply to Vendor’s choice of carrier for call routing and completion.

2.6.2.           Vendor shall not be relieved of its obligations under this Agreement by use of any such Affiliates or Subcontractors.  If Nextel determines that the performance or conduct of any Vendor Subcontractor or Affiliate or any individual employee thereof, is unsatisfactory, Nextel may notify Vendor of its determination in writing, indicating the reasons therefore, in which

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event Vendor shall promptly take all necessary and appropriate actions to remedy the performance or conduct of such Subcontractor or Affiliate or any individual employee thereof and, if so requested by Nextel and in Nextel’s reasonable discretion, to replace such Subcontractor or Affiliate or any individual employee thereof.

2.7.       Location of Performance.  [ . . . * * * . . . ]  Vendor shall use its best efforts to provide Services from Call Centers in close geographic proximity to the location of the Customer requesting Service.  [ . . . * * * . . . ]

2.8.       Non-Exclusivity.  Notwithstanding anything else to the contrary set forth in this Agreement, nothing herein shall prevent Nextel from providing for itself or obtaining from any third party, at any time during the Term or thereafter, directory assistance services, or any other products or services, in any way analogous, similar or comparable to the Services and deliverables made available by Vendor hereunder.

3.         ADDITIONAL VENDOR SERVICE REQUIREMENTS

3.1.       Compatibility.  To the extent that appropriate specifications for new Services have been provided by Nextel and to the extent that the Parties have mutually agreed to an implementation timeline for such new Services, Vendor agrees that it shall be responsible for ensuring that (i) all services, equipment, networks, software and other resources utilized by Vendor or approved by Vendor for utilization by Nextel in connection with the providing or receiving of the Services (collectively, the “Provided Resources”) shall be successfully interfaced with, and shall be compatible with, the services, systems, items, and other resources with which they will interoperate to carry out the Services that are owned by or leased or licensed to Nextel, or are provided to Nextel by third party service providers (collectively, the “Nextel Resources”), and for ensuring that (ii) none of the Services or other items provided to Nextel by Vendor shall be adversely affected by, or shall adversely affect, the Nextel Resources or any services provided by any such third party providers, whether as to functionality, speed, service levels, interconnectivity, reliability, availability, performance, response times, or otherwise.  Vendor further agrees that to the extent that any equipment, interfaces or other technology needs to be procured, developed, and/or modified in order for the Provided Resources to integrate fully and successfully, and be compatible, with the Nextel Resources after execution of this Agreement, Vendor shall assume responsibility, at the commercially reasonable request of Nextel for such procurement, development, and/or modification, limited to the types of development or modification services otherwise required of Vendor under this Agreement.  For purposes of the foregoing, the “reasonableness” of Nextel’s request shall take into account established industry technical standards.  Nothing in this Section shall in any way limit or restrict Vendor’s obligation to meet the requirements of the DAS Statement of Work and to provide the Services.

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3.2.       Cooperation.  Vendor shall cooperate, as reasonably requested by Nextel, with other service providers of Nextel to coordinate the provision of Services with the services and systems of such other service providers acting in good faith, where Vendor’s Services have a material impact on such services.  Such coordination shall include: (i) facilitating with such other relevant service providers the timely resolution of all problems that may arise and impact the Services or the provision thereof, regardless of the actual or suspected root-cause of such problems, and using commercially reasonable efforts to obtain and maintain the active participation, cooperation and involvement of such other service providers as is required for such problem resolution; (ii) providing information concerning any or all of the Provided Resources or the data, computing environment, and technology direction used in providing the Services, subject to appropriate confidentiality agreements addressing the protection of intellectual property, trade secrets and other competitively sensitive information; (iii) working with other service providers in the implementation and integration of the Services with the Nextel Resources in Nextel’s environment and, as reasonably requested, the integration and interfacing of the Services of such other service providers with the Services,; (iv) providing reasonable access to and use of the Provided Resources,; (v) ensuring the continued integration and provision of the Services in accordance with the Agreement (and the Schedules hereto and the deliverables hereunder) with the Nextel Resources as such may be upgraded, modified, or replaced from time to time; and (vi) performing tasks reasonably assigned to Vendor in connection with the Services and the foregoing activities described in this sentence.  [ . . . * * * . . . ]  Nothing in this Section shall in any way interfere with Vendor’s ability to or limit or restrict Vendor’s obligation to meet the requirements of the DAS Statement of Work and to provide the Services.  Nothing in this section shall require Vendor to disclose its trade secrets or license its intellectual property to any third party.

3.3.       Continuous Improvement.  Throughout the Term, Vendor shall develop and provide the Services under quality assurance programs, and Vendor shall propose, from time to time, new technologies and procedures to improve the Services or the provision thereof.  Vendor shall, in any such proposal and at a minimum, identify and apply proven techniques and tools from other non-proprietary installations within Vendor’s operations or knowledge that could benefit Nextel’s use of the Services either operationally or financially.  Not in limitation of the foregoing, Vendor shall provide any continuous improvement activities specified in the DAS Statement of Work.

3.4.       Root Cause Analysis.  Upon Vendor’s discovery of, or, if earlier, Vendor’s receipt of a notice from Nextel in respect of Vendor’s failure (i) to meet a Service Level; or (ii) to provide any of the Services in accordance with this Agreement, Vendor shall promptly (and in any event within five (5) Business Days), perform a root-cause analysis to identify the cause of such failure.  Vendor shall promptly and, in any event, within five (5) Business Days after such discovery or notice, provide Nextel with a written report detailing the cause of, and procedure for correcting,

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such failure and providing Nextel with reasonable evidence that failures within Vendor’s control will not recur.

3.5.       Procedures Manual.  Within sixty (60) days following the Effective Date, Vendor, with Nextel’s cooperation, shall finalize a procedures manual (the “Procedures Manual), applicable to the Services, which shall be attached hereto as Schedule 3.5.  Nextel reserves the right to identify (at any time, and from time to time, until ninety (90) calendar days after the date of completion of such manual) and notify Vendor of such items as Nextel shall reasonably deem appropriate for inclusion in such Procedures Manual.  Vendor shall revise the Procedures Manual from time to time during the Term as required (with the expectation that more frequent revision shall be appropriate early in the Term) to reflect any changes to the Services or related requirements so as to maintain the Procedures Manual in an up to date, accurate status at all times.  At least annually, Vendor shall submit the then current Procedures Manual to Nextel for review, comment and, with respect to those Sections of the Procedures Manual that were originally mutually developed by the parties, approval.  Vendor shall comply with the Procedures Manual.

3.6.       Disaster Recovery Plan.  Within sixty (60) days following the Effective Date, Vendor, with Nextel’s cooperation, shall finalize a disaster recovery plan (the “Disaster Recovery Plan”) applicable to the Services, which shall be attached hereto as Schedule 3.6.  Nextel reserves the right to identify (at any time, and from time to time, until ninety (90) calendar days after the date of completion of such plan) and notify Vendor of such items as Nextel shall reasonably determine to be appropriate for inclusion in such Disaster Recovery Plan.  Prior to each anniversary of the Effective Date during the Term, Vendor shall revise the Disaster Recovery Plan as appropriate to reflect any changes to the Services or related requirements and submit it to Nextel for review, comment, and approval, which shall not be unreasonably withheld.  Nextel and Vendor shall implement and comply with the Disaster Recovery Plan.

3.7.       Quality.  [ . . . * * * . . . ]  Vendor is a service organization and its management has taken responsibility to ensure that documented policies and tested processes are in place for quality system activities, contract review, design control, purchasing, process control and testing with corrective action.  In addition, Vendor shall ensure that it, its employees, agents and Subcontractors take no action that results in Nextel or any of its Affiliates losing any ISO 9000 or CMM Level 2 or similar quality certification in existence as of the Effective Date, or which Nextel obtains or seeks to obtain after such date.

3.8.       Nextel Partners Operating Corporation.  Vendor understands and agrees that Nextel Partners Operating Corporation (“NPOC”) will need a separate agreement with Vendor for provision of Services.  [ . . . * * * . . . ]  Neither Nextel nor NPOC (nor their respective Affiliates) shall have any liability for the obligations of the other (including, without limitation, any liability for any payment obligations) and Vendor agrees not to sue Nextel or its Affiliates or hold Nextel or its Affiliates

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liable for a breach by NPOC of any agreement between Vendor and NPOC, but rather to proceed directly and solely against NPOC. [ . . . * * * . . . ]

3.9.       Change Management.  Vendor and Nextel may, by mutual written agreement, enter into additional statements of work for the performance of additional services (“Additional Services”) not contemplated by the DAS Statement of Work, whether related to the Services, or otherwise (each, an “Additional Statement of Work”).  In the absence of a specific, express agreement to the contrary, any such Additional Statement of Work shall be governed by the terms and conditions of this Agreement.  Nextel and Vendor agree to process proposals for Additional Services, as follows:

3.9.1.           Nextel may at any time, and from time to time, request that Vendor perform Additional Services for Nextel with reasonable advance written notice that includes a reasonably detailed specification of the nature, extent and desired timeframe for the work to be performed and specifies the desired pricing proposal (fixed price, time & materials or both).

3.9.2.           Within a reasonable period [ . . . * * * . . . ] after receiving such a request from Nextel, Vendor shall prepare and submit an initial proposal to Nextel that includes estimated pricing and timelines for the project.  If Nextel chooses to pursue its request further by responding to Vendor within ten (10) Business Days, Vendor shall, within a reasonable period, prepare a written proposal that:

(a)           assesses the expected impact of such request on any Services or deliverables then being provided hereunder;

(b)           meets the pricing requirements set forth below;

(c)           defines and describes how Vendor would fulfill or satisfy such request, and describes any Additional Services and deliverables to be provided by Vendor pursuant thereto;

(d)           sets forth cost estimates, specifications, implementation plans and time schedules, with appropriate milestone and completion dates, anticipated by Vendor in connection with fulfilling such request;

(e)           contains proposed completion and acceptance criteria; and

(f)            sets forth any other information Vendor considers appropriate for inclusion.

3.9.3.           With respect to any request for a fixed price proposal, Vendor shall propose a fixed price or a fixed rate per unit of performance, as appropriate in either case based upon the best rates Vendor is offering to other major customers for services of a similar nature and scope.  With respect to any request for a time and materials proposal, Vendor shall propose to perform at the T&M Rates.

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3.9.4.           If Nextel shall deem such proposal acceptable, and shall so notify Vendor by a written purchase order executed by an authorized signatory of Nextel.

3.9.5.           As to any proposed Additional Services, Vendor agrees that Nextel may solicit or accept bids from any service provider that it may also have requested Vendor to perform and may award such work to any such bidder for any reason.

3.9.6.           In the event Vendor wishes to perform Additional Services for Nextel, it shall notify Nextel in writing of the request and provide Nextel with a proposal; thereafter, the procedure shall be as stated above.

3.10.     Customer Satisfaction and Communication. The parties shall conduct Customer satisfaction surveys during the Term in accordance with Schedule 3.10.  The surveys shall cover a representative sample of the Customers.  Nextel shall provide reasonable assistance to Vendor to:  (i) identify the appropriate sample of Customers; (ii) distribute the surveys; and (iii) encourage participation by such Customers in order to obtain meaningful results.  Vendor’s Contract Executive shall review results of the survey with Nextel.  The customer satisfaction survey may include Nextel personnel however the results of that survey shall not include Nextel personnel in connection with the requirements or provisions of Schedule 2.4 hereto.

3.11.     Reporting.  Vendor shall furnish Nextel with reports in the form, and with the frequency, and covering the information, described in Schedule 3.11, or in a notice delivered by Nextel to Vendor from time to time.  On an annual basis, the parties shall discuss the requirements set forth in Schedule 3.11 and modify such requirements as they may mutually agree.  Vendor shall furnish all reports to Nextel in an electronic form.  Vendor shall promptly inform Nextel of any known and material deficiencies, omissions, or irregularities in Nextel’s requirements or in Vendor’s performance of the Services that may come to Vendor’s Contract Executive’s attention.  To the extent that it is permitted by third parties and made available to Vendor’s customer base without additional cost, Vendor shall furnish Nextel with material and applicable research and development information, such as published materials and industry studies conducted for or by Vendor, that come to the attention of Vendor’s Contract Executive and pertain to the Services, and that Vendor’s Contract Executive believes would assist Nextel in setting its directory assistance policies or requirements.  Vendor’s Contract Executive shall also advise Nextel of other matters of a material nature including those that have a cost associated with them that he believes would be helpful to Nextel in setting or revising its directory assistance policies or requirements.

4.         RESPONSIBILITIES OF NEXTEL

4.1.       Assigned Tasks.  Nextel agrees to perform the tasks specifically identified as Nextel tasks pursuant to this Agreement.  Nextel may use subcontractors or an outsourcing service provider to perform any service required to be performed by it hereunder or receive performance of the Services.  Nextel will be responsible for the performance of its subcontractors, and will require its subcontractors to comply with relevant provisions of this Agreement.  Notwithstanding anything herein to the contrary, each Nextel subcontractor shall execute a confidentiality agreement with Nextel providing for confidentiality and the protection of Confidential Information and containing terms at least as stringent as set forth in Sections 7.3.

4.2.       Configuration Information.  Subject to its license and confidentiality restrictions with third parties, Nextel shall use commercially reasonable efforts to obtain and provide to Vendor such information as it requires regarding Nextel’s production environment and an application programming interface to its existing systems.  Nextel shall not impose additional cost on Vendor for such access.

5.         RELATIONSHIP MANAGEMENT

5.1.       Steering Committee.  The parties shall establish and maintain an advisory oversight committee (the “Steering Committee”), which shall be composed of an equal number of Vendor’s representatives and Nextel’s representatives.  The initial representatives and their positions with Nextel and Vendor, respectively, are set forth in the Personnel Table attached hereto as Schedule 5.1.  The members appointed by either party may be replaced at the discretion of such party.  The general responsibilities of the Steering Committee shall be:  (i) to monitor the general progress of the performance of this Agreement; (ii) to analyze and attempt to resolve matters referred by the Contract Executives; (iii) to review Vendor’s service performance against the Service Levels and recommend remedial actions to resolve any performance deficiencies; and (iv) to consider and recommend to authorized management approval or rejection of proposed Additional Statements of Work.  The Steering Committee shall meet twice per calendar year, or more frequently as requested with ten (10) Business Days’ prior written notice, by either Nextel or Vendor, and at these meetings shall discuss reports prepared by the Contract Executives with respect to the status of the performance of this Agreement and significant events that have occurred since the previous meeting.  Such meetings shall be in person in or near Reston, Virginia, provided that they may be by telephone if requested by Nextel.

5.2.       Contract Executives.  Each party shall appoint an individual (the “Contract Executive”) to act as the primary liaison between the parties with respect to the management of this Agreement and the parties’ relationship hereunder. The initial Contract Executives and their positions with Nextel and Vendor, respectively, are set forth on the Personnel Table.  Vendor’s Contract Executives shall have overall responsibility for directing all of Vendor’s activities hereunder, and shall be vested with all necessary authority to fulfill that responsibility.  Vendor’s Contract Executive shall be deemed one of Vendor’s Key Personnel.

5.3.       [ . . . * * * . . . ]

5.3.1.           [ . . . * * * . . . ]

5.3.2.           [ . . . * * * . . . ]

5.4.       Additional Personnel Requirements.

5.4.1.           Additional Staffing.  In addition to Vendor’s Key Personnel, Vendor shall make available such additional professionals as are necessary to properly perform Vendor’s obligations under this Agreement, including Vendor’s personnel as described in the Personnel Table.  The additional personnel shall perform the functions, and shall have minimum time commitment to Nextel and minimum experience, as set forth in such listing.

5.4.2.           Individual Performance.  If Nextel believes that the performance or conduct of any person employed or retained by Vendor or its Subcontractor to perform Vendor’s obligations under this Agreement is, for any lawful reason, unsatisfactory to Nextel or is not in compliance with the provisions of this Agreement, Nextel may so notify Vendor and upon any such notice Vendor shall promptly remedy the performance or conduct of such person, or, if the conduct or performance has not been corrected within fourteen (14) calendar days after Nextel provides Vendor notice of the problem, then, at Nextel’s request, Vendor shall replace, or cause its Subcontractor to replace, such person with another person.

5.4.3.           [ . . . * * * . . . ]

5.4.4.           Non-Solicitation.  Except as otherwise provided in this Agreement, and excluding either party’s standard recruitment practice which may include solicitation of employees through employment agencies (other than by members of the Vendor project staff assigned to Nextel), advertisements in newspapers, magazines, trade journals, or Internet Web sites, during the Term and for six (6) months thereafter, neither party shall, without the other party’s prior written consent, which may be withheld in its sole discretion, directly or indirectly solicit any employee of the other party whose duties and responsibilities include Services performed in connection with this Agreement to leave the other party’s employ in order to accept employment with the soliciting party, its Affiliates, actual or prospective subcontractors, or any other Person.

5.5.       Dispute Resolution.

5.5.1.           Problems.  In the event of a dispute hereunder, the Steering Committee shall discuss and make an effort to resolve such dispute at or prior to the next scheduled Steering Committee meeting.  If the Steering Committee shall have executed a written resolution of the dispute, each party shall begin performance in accordance with such resolution, provided that no

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agreement of the Steering Committee may amend or modify the terms of this Agreement without the concurrence of authorized management from both parties.  At any time, a party may refer a dispute to be resolved by the Senior Vice President-Products and Services or Senior Vice President-Engineering and Operations of Nextel and the Chief Financial Officer of Vendor (the “Senior Executives”).

5.5.2.           Unresolved Disputes.  If any dispute arises between the parties, and the disputed matter has not been resolved by the Steering Committee within ten (10) Business Days after such dispute has come to their attention, and the disputed matter has not been resolved by the Senior Executives, within twenty (20) additional calendar days, or such longer period as agreed to in writing by the parties, and without regard to whether either party has contested whether these procedures, including the duty of good faith, have been followed, each party shall have the right to commence any legal proceeding in a court of competent jurisdiction as permitted by law.

5.5.3.           No Termination or Suspension of Services.  Notwithstanding anything to the contrary contained herein, and even if any dispute arises between the parties and regardless of whether or not it requires at any time the use of the dispute resolution procedures described above, in no event nor for any reason shall Vendor interrupt the provision of Services to Nextel or perform any other action that prevents, slows down, or reduces in any way the provision of Services or Nextel’s ability to conduct its business, unless:  (i) authority to do so is granted by Nextel in writing or conferred by a court of competent jurisdiction; (ii) this Agreement has been terminated pursuant to Section 11; or (iii) Nextel has failed to properly pay any undisputed invoiced fees, in accordance with Section 6.7, Payment of Invoices, below, subject to compliance with all applicable notice and cure periods provided for in Sections 6.7 and 11.

5.5.4.           Injunctive relief.  Neither party shall be obligated to follow the procedures set forth in Sections 5.5.1 and 5.5.2 in order to seek injunctive relief for violations of Section 5.5, Section 7 or Section 13.4.

6.         PRICE AND PAYMENT TERMS

6.1.       Total Price.  The total consideration payable to Vendor under this Agreement shall consist of (i) Service Fees; and (ii) the charges, if any, incurred pursuant to this Section 6, provided that Vendor’s invoices for any such charges shall be reduced by the amount of any applicable Adjustment Credits.  No other fees or charges of any kind whatsoever shall be payable or reimbursable under this Agreement in respect of Vendor’s obligations to provide any Services hereunder.  Without limiting the generality of the foregoing, except as specifically provided in Section 6.2.4, any travel or lodging or other out of pocket expenses required to be incurred by Vendor to carryout the Services hereunder shall be at Vendor’s sole cost and expense.

6.2.       Amounts to be Invoiced.

6.2.1.           Service Fees.  Beginning on the Service Commencement Date and thereafter during the Term, Vendor may invoice Nextel for the Services at the rates, and in accordance with the terms, set forth in the Fee Schedule attached hereto as Schedule 6.2.1 (the “Service Fees”).

6.2.2.           Exit Fees.  In the event of a Nextel Termination for Convenience, Vendor may invoice Nextel for exit fees (the “Exit Fees”) [ . . . * * * . . . ].

6.2.3.           Adjustment Credits.  Each invoice shall also include any applicable Adjustment Credits.

6.2.4.           Travel and Lodging Expenses.  Vendor may invoice Nextel for reasonable out of pocket travel and lodging expenses, actually incurred by Vendor personnel in connection with travel pre-approved by Nextel for directly providing Services, in accordance with Nextel’s expense policies as in effect from time to time, the current version of which is attached hereto as Schedule 6.2.4.

6.3.       Adjustment Credits.  Schedule 2.4 sets forth specified Adjustment Credits that shall be granted to Nextel if and when Vendor’s actual performance of Services fails to meet certain levels, as measured against the Service Level Requirements.  [ . . . * * * . . . ]

6.4.       [ . . . * * * . . . ]

6.5.       Services under Additional Statements of Work.  Nextel shall pay for any services under an Additional Statement of Work on the basis set forth in such Additional Statement of Work.  Such services will be invoiced on the same monthly invoices provided by Vendor, but will be identified separately from monthly amounts for ongoing Services.

6.6.       Purchase Orders; Invoices. Nextel shall issue purchase orders for all charges hereunder.  Vendor shall furnish Nextel with a monthly invoice on or before the tenth (10th) day of each month, in arrears, for the Services and Additional Services performed by Vendor in the preceding month.  Each invoice shall include an itemized accounting of the Service Fees and any applicable credits and adjustments, and shall be accompanied by information and data that support such fees, credits and adjustments and reference to the applicable purchase order.  Each monthly invoice, and the supporting information and data relating thereto, shall be presented in such reasonable detail as is requested or approved by Nextel.  No invoice may be issued except pursuant to an applicable purchase order.

6.7.       Payment of Invoices.

6.7.1.           General.  Nextel shall pay all undisputed invoices properly issued in compliance with this Section within [ . . . * * * . . . ] calendar days after Nextel’s receipt of invoice.  Any invoiced amount paid after [ . . . * * * . . . ] days from Nextel’s receipt of invoice shall incur interest in

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the amount of [ . . . * * * . . . ] a month from [ . . . * * * . . . ] until paid.  Notwithstanding the foregoing, Nextel may, however, after giving Vendor prior written notice with a reasonable description of the reasons therefor during the [ . . . * * * . . . ] day period from Nextel’s receipt of the invoice, withhold payment of that portion of any invoiced amounts that Nextel disputes in good faith, pending resolution of the matter in accordance with Section 5.5 above.

6.7.2.           Electronic Payment.  Vendor shall support payment of invoices by Nextel for Directory Assistance Service via electronic funds transfer (i.e., Automated Clearinghouse (ACH)) in immediately available U.S. funds.  Vendor shall support the transfer of billing detail records in an editable, electronic format to Nextel (i.e., PDF and similar image type files shall not be accepted) through the use of FTP (File Transfer Protocol).

6.7.3.           Back Billing.  Vendor shall be limited to a maximum of [ . . . * * * . . . ] for back billing for any billing charge corrections that need to be made.

6.8.       [ . . . * * * . . . ]

6.9.       Taxes.

6.9.1.           Compliance. The parties shall comply with all federal, state, and local tax laws applicable to transactions occurring under this Agreement.  Vendor shall provide Nextel with a completed Form W-9, applicable Form W-8 series form, or Form 8233, as appropriate, for federal income tax reporting purposes.

6.9.2.           Payment Obligation. Nextel shall be responsible for applicable Transaction Taxes imposed on charges for goods and services provided by Vendor to Nextel under this Agreement.  However, Nextel shall not be responsible for such taxes for which Nextel has provided Vendor with a valid, properly executed, exemption certificate.  Nextel shall not be responsible for any taxes imposed on Vendor arising from Vendor’s consumption of goods and services in connection with this Agreement.  Nextel shall not be responsible for any other taxes, assessments, duties, permits, tariffs, fees or other charges of any kind.

6.9.3.           Invoicing.  Vendor shall separately state all taxable and non-taxable charges on all invoices issued to Nextel. Vendor shall separately state applicable taxes on charges for goods and services provided under this Agreement.  If Vendor fails to properly invoice Nextel for taxes on the original invoice for goods and services provided under this Agreement, Vendor shall pay such taxes and Nextel shall not be responsible for payment of such taxes to Vendor.

6.9.4.           Cooperation.  The parties shall cooperate with one another to minimize taxes arising from this Agreement.

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6.9.5.           Transaction Taxes.  As used herein, “Transaction Taxes” shall be defined as state and local sales and use taxes, including Arizona transaction privilege tax, Arkansas gross receipts tax, Hawaii general excise tax, Illinois retailer’s occupation tax, and New Mexico gross receipts tax.

6.10.     [ . . . * * * . . . ]

6.11.     [ . . . * * * . . . ]

6.12          T&M Rates.  Solely for the provision of Additional Services under this Agreement and as otherwise specifically set forth herein, Vendor’s time and materials rates for its personnel (the “T&M Rates”) throughout the Term are set forth on the Fee Schedule.  Commencing after the one year anniversary of the Services Commencement Date, and no more often than once per year, Vendor may, by written notice to Nextel, increase the amount of any of the T&M Rates by no more than the CPI Increase over the amount of such rate the prior year.

7.         PROPRIETARY RIGHTS; CONFIDENTIALITY

7.1.       Nextel Proprietary Rights.

7.1.1.       License.  During the Term of the Agreement, and solely to the extent necessary to permit Nextel to obtain the benefits of the Services Vendor will provide pursuant to the Agreement, Vendor hereby grants Nextel and its Affiliates a non-exclusive, worldwide, royalty-free license, solely for Nextel’s Internal Purposes, to use, copy, modify (create derivative works from), display and transmit (including electronically and wirelessly) (and to permit third party outsourcing providers providing service to Nextel, other than directory assistance services, under appropriate confidentiality agreements to use, copy, modify, display and transmit) any and all Vendor Work Product delivered (or required to be delivered) to or used by Nextel in performing its functions under this Agreement or in obtaining the benefits of the Services hereunder.  However, notwithstanding the preceding sentence or anything in the Agreement to the contrary:

a)     Nextel is precluded from providing any Vendor Work Product, or any licenses thereto, to any third party for purposes other than Nextel’s Internal Purposes unless (i) Vendor, in its sole discretion, has consented in writing to such provision of Vendor Work Product and (ii) the third party executes a license with Vendor which includes royalty payments to Vendor which are acceptable to Vendor at Vendor’s sole discretion; and

b)    Vendor grants no licenses whatsoever to either Nextel or to any third party for any service or product (including without limitation any call

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processing or directory assistance service) with respect to which Vendor is not entitled to receive consideration pursuant to this Agreement, provided, however, that the parties acknowledge and agree that the fees set forth in Schedule 6.2.1 represent full and sufficient consideration for, among other things, all licenses provided to Nextel pursuant to this Agreement.

7.1.2.           Ownership of Developed Work Product.  Developed Work Product shall be mutually designated as such in connection with the DAS Statement of Work or an Additional Statement of Work for Additional Services, pursuant to Section 6.5 above.  Such Additional Statement of Work will specify that the Additional Services are Developed Work Product.  Unless otherwise specified in the DAS Statement of Work or Additional Statement of Work, all Developed Work Product, shall be owned exclusively by Nextel and, effective in each case upon its creation, is hereby assigned by Vendor to Nextel.  Vendor is hereby granted a non-exclusive license to such Developed Work Product solely for purposes of and during the term of carrying out its duties hereunder during the Term.  To the extent that Developed Work Product is created by the embedding or compiling of Vendor Work Product with newly created Developed Work Product, Nextel’s ownership interest shall not extend to the Vendor Work Product included therein, but shall include the compilation or combination of Work Product that is a part of the Developed Work Product.  Vendor acknowledges that Nextel does not intend Vendor to be a joint author of the Developed Work Product within the meaning of the Copyright Act of 1976, as amended, and that in no event shall any Developed Work Product be deemed to have been developed with the intent that Vendor be a joint author thereof.  Vendor hereby agrees to deliver to Nextel all Developed Work Product (including, as to any Developed Work Product that consists of Software, all source code and documentation).  Other than the rights granted to Nextel in Section 7.1.1 above, Nextel obtains no rights whatsoever pursuant to this Agreement to Vendor Work Product either in connection with the manufacture, use, sale, offer for sale or importation of Developed Work Product or otherwise, and Nextel hereby acknowledges that, other than the rights granted to it in Section 7.1.1 above, it has obtained no such rights to Vendor Work Product pursuant to this Agreement.

7.1.3.           Treatment of and Access to Nextel Data.  Notwithstanding anything to the contrary herein, Nextel shall be and remain, at all times, the sole and exclusive owner of the Nextel Data (including any modification, compilation, or derivative work there from and all intellectual property and proprietary rights contained therein or pertaining thereto) and, effective in each case upon the creation and such items, Vendor hereby assigns the same to Nextel.  Vendor is hereby granted a license to use and copy the Nextel Data solely for purposes of and during the term of carrying out its duties hereunder and solely to the extent that Vendor requires access to such data to provide the Services as contemplated by this Agreement during the Term. Vendor shall not commercially exploit the Nextel Data, or do any other thing that may in any manner adversely affect the integrity, security or confidentiality of such items, other than as specified herein or as directed by Nextel in writing.

7.2.       Vendor Ownership.  Except as provided in Section 7.1, Vendor shall retain all proprietary and intellectual property rights in and to all Vendor Work Product.  Nextel agrees to retain appropriate intellectual property rights notices that are provided by Vendor on all copies or partial copies of the Vendor Work Product.

7.3.       Confidentiality.

7.3.1.           Protection of Confidential Information.  Neither party shall disclose the Confidential Information of the other party to any third party without the prior written consent of the other party during the Term, or after the termination, of this Agreement, and each party shall keep strictly confidential, all Confidential Information of the other, protecting the confidentiality thereof with the same level of efforts that it employs to protect the confidentiality of its own proprietary and confidential information of like importance to it and in any event, by reasonable means.  Each party may, however, disclose the Confidential Information of the other to those of such party’s personnel, subcontractors, or agents engaged in a use permitted by this Agreement and with a need to know, provided that such personnel, subcontractors, or agents: (i) are directed to treat such Confidential Information confidentially and not to use it other than as permitted hereby and (ii) are subject to a legal duty to maintain the confidentiality thereof.  In addition, Nextel shall have the right to provide NPOC with copies of this Agreement, all amendments hereto and any information regarding the roll-out and performance of current and future Services hereunder.  Neither party shall use the Confidential Information of the other party except solely as necessary in and during the performance of this Agreement, or as expressly licensed hereunder.  Each party shall be responsible for any improper use or disclosure of any Confidential Information of the other by such party’s and its subcontractors’ officers, partners, principals, employees, agents or independent contractors (including individuals who hereafter become former partners, principals, employee, agents or independent contractors).

7.3.2.           Exceptions.  The obligations of this Section 7.3 shall not apply (i) to any Confidential Information for a period longer than it is legally permissible to restrict disclosure of that item of Confidential Information or (ii) to any Confidential Information that a party can demonstrate was:

(a)           at the time of disclosure to such party, in the public domain or commonly known in either party’s industry;

(b)           after disclosure to such party, published or otherwise entered the public domain through no fault of such party;

(c)           in the possession of such party at the time of disclosure to it, if such party was not then under an obligation of confidentiality with respect thereto;

(d)           received after disclosure to such party from a third-party who had a lawful right to disclose such Confidential Information to it;

(e)           independently developed by such party without reference to Confidential Information of the other party; or

(f)            disclosed with the prior written approval of the other party.

7.3.3.           Required Disclosure.  Either party may disclose Confidential Information to the extent required by law or by order of a court or governmental agency; provided, however, that the recipient of such Confidential Information shall give the owner of such Confidential Information prompt notice, and shall use its best efforts to cooperate with the owner of such Confidential Information if the owner wishes to obtain a protective order or otherwise protect the confidentiality of such Confidential Information.  The owner of such Confidential Information reserves the right to obtain a protective order or otherwise protect the confidentiality of such Confidential Information.

7.3.4.           Notification.  In the event of any disclosure or loss of Confidential Information, the receiving party shall immediately notify the disclosing party and shall take all necessary and appropriate actions to retrieve the lost or improperly disclosed information.

7.3.5.           Injunctive Relief.  Each party acknowledges that any breach of any provision of this Section by either party, or its personnel or subcontractors, will cause immediate and irreparable injury to the other party, and in the event of such breach, the injured party shall be entitled to seek injunctive relief, without bond or other security, and any and all other remedies available at law or in equity.

7.3.6.           Return of Confidential Information.  Unless a party is expressly authorized by this Agreement to retain the other party’s Confidential Information, such party shall promptly return or destroy, at the disclosing party’s option, the disclosing party’s Confidential Information, and all copies thereof, within five (5) Business Days of the disclosing party’s written request, and shall certify to the disclosing party that it no longer has in its possession or under its control any Confidential Information in any form whatsoever, or any copy thereof.

7.3.7.           Confidentiality Agreements. Vendor covenants that each of its employees and the employees of any and all Subcontractors performing Services shall be subject to the terms of an employment or other agreement that (a) requires such employee to protect Vendor’s clients’ confidential information, including Customer Data, and that offers no less degree of protection than that which is required hereunder and (b) requires such employee to grant its employer ownership of any and all Developed Work Product created or developed by such employee.  Without regard to whether any individual is subject to any such agreement and without regard to its terms, Vendor shall be responsible for, and shall remain fully liable for, any action or inaction by each of its agents and Subcontractors, and each of their employees, with respect to the Confidential Information and Customer Data that results in a breach of this Section 7.3 or Section 13.4.

8.         REPRESENTATIONS AND WARRANTIES

8.1.       Vendor Representations and Warranties.  Vendor represents and warrants to Nextel that:

8.1.1.           Vendor Diligence.  Vendor has had adequate opportunity to inspect all material components, workings, capabilities, procedures, and capacities of the networks, hardware, and software associated with the provision of the Services presented to date; it has received answers to all questions that it has presented to Nextel regarding the scope and substance of the Services; and it is capable in all respects of providing the Services in accordance with this Agreement.

8.1.2.           System.  During the Term the Services and all components of Vendor’s systems used to provide the Services hereunder will meet the criteria for approval as provided for herein, will be free from any material defects, will perform in accordance with the Specifications and will meet the requirements of and will include all the functionality described in the DAS Statement of Work.

8.1.3.           Services.  The Services will be performed in a timely, competent, professional manner and in accordance with requirements hereof, including, but not limited to, the Specifications, the DAS Statement of Work and the highest applicable industry standards and practices.

8.1.4.           Computer Viruses.  Vendor shall use industry best practices regularly to identify, screen and prevent any Disabling Device in resources utilized by Vendor or Nextel in connection with the provision or receipt of the Services, and shall not itself knowingly install, any Disabling Device in resources utilized by Vendor, Nextel, or any Subcontractor, in connection with the provision or receipt of the Services.  Vendor shall assist Nextel in reducing the effects of any Disabling Device discovered in any resource related to the provision or receipt of the Services, especially if causing a loss of operating efficiency or data.

8.1.5.           Legal and Corporate Authority.  Vendor has the right and authority to enter into and perform this Agreement, including, without limitation to provide the Services, grant the licenses provided for herein and deliver the deliverables as provided herein.  Vendor’s activities in connection with this Agreement do not and will not constitute a default or breach (or an event which, with the passage of time or giving of notice, would constitute a default or breach) of any agreement or order of any court or governmental agency by which Vendor or any of its personnel performing Services are bound.

8.1.6.           Intellectual Property.  To the best of Vendor’s knowledge after due inquiry: (i) Vendor has not misappropriated or improperly copied from any third party and will not misappropriate or improperly copy from any third party any deliverables provided or any intellectual property used under this Agreement, or any portion thereof; (ii) Vendor has not infringed or otherwise violated, and neither performance hereunder nor Nextel’s exercise of its rights hereunder, will infringe or otherwise violate any statutory or other rights of any third party in or to any intellectual property rights therein including, without limitation, copyrights, patents, trade secrets or trademarks; and, (iii) no third party has asserted, is asserting or, to Vendor’s knowledge, has or will have any reasonable basis to assert a claim of any of the foregoing.

8.1.7.           Information Delivered to Nextel.  As of the date furnished and to the best of Vendor’s knowledge, after due inquiry no statement contained in writing in any Vendor proposal materials (including all communications received by Nextel from Vendor) contained any untrue statement of a material fact or omitted any material fact necessary to make the statements made not misleading.

8.1.8.           Misrepresentations.  To the best of Vendor’s knowledge after due inquiry, Vendor has not made, in any written or oral communication with or provided to Nextel or its Affiliates (including any responses to Nextel requests for proposal or the negotiation of this Agreement), any material misrepresentations (whether through any untrue statement of a material fact or an omission of any material fact necessary to make such communication not misleading) regarding or concerning Vendor or any of Vendor’s Subcontractors, or, individually or collectively: (i) their capabilities as competent, qualified, experienced providers of Services; (ii) their abilities to, or the manner in which they shall, perform the Services and provide deliverables in accordance with this Agreement; (iii) their businesses, operations, or financial condition or any financial statements, reports, and other similar materials or information furnished to Nextel in connection herewith; or (iv) any of the specific Services to be performed or deliverables to be provided hereunder.

8.1.9.           Financial Condition.  Vendor has, and shall maintain, a financial condition commensurate with its obligations under this Agreement and sufficient to allow it to readily and successfully fulfill all such obligations, in accordance with this Agreement.  Vendor, in the event the financial condition of Vendor changes during the Term in such a manner as to adversely affect Vendor or jeopardize its ability to satisfy the warranty set forth in the immediately preceding sentence, shall promptly notify Nextel in writing, reasonably describing the nature and extent of such change.

8.1.10.         Pending Litigation.  As of the Effective Date, there is no outstanding litigation, arbitrated matter or other dispute to which Vendor is a party that, if decided unfavorably to Vendor, would reasonably be expected to have a potential or actual material adverse effect on Vendor’s ability to fulfill its obligations hereunder.

8.2.       Nextel Representations and Warranties.  Nextel represents and warrants to Vendor that:

8.2.1.           Pending Litigation.  Nextel represents that, as of the Effective Date, there is no outstanding litigation, arbitrated matter or other dispute to which Nextel is a party that, if decided unfavorably to Nextel, would reasonably be expected to have a potential or actual material adverse effect on Nextel’s ability to fulfill its obligations hereunder.

8.2.2.           Legal and Corporate Authority.  Nextel has the right and authority to enter into and perform this Agreement, including, without limitation to grant the licenses provided for herein. Nextel’s activities in connection with this Agreement do not and will not constitute a default or breach (or an event which, with the passage of time or giving of notice, would constitute a default or breach) of any agreement or order of any court or governmental agency by which Nextel or any of its personnel are bound.

8.3.       Disclaimer of Warranties.  THE FOREGOING, TOGETHER WITH ALL EXPRESS WARRANTIES CONTAINED IN ANY SCHEDULE HERETO OR OTHERWISE INCORPORATED HEREIN, CONSTITUTES AND EXPRESSES THE ENTIRE STATEMENT OF THE PARTIES WITH RESPECT TO WARRANTIES.  VENDOR AND NEXTEL DISCLAIM ALL OTHER WARRANTIES WITH RESPECT TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.         REMEDIES AND LIMITATIONS

9.1.       Basic Remedy; Nonexclusivity.  Vendor shall, with respect to any breach during the Term of this Agreement, promptly and at no charge to Nextel, (i) reperform any Services that do not meet the requirements of this Agreement and (ii) correct all failures of any deliverables hereunder to perform in accordance with the requirements of this Agreement.  No remedy set forth in this Agreement (except to the extent specifically stated herein) is intended to be exclusive of any other remedy.  Each remedy shall be in addition to every other remedy given hereunder, or now or hereafter existing at law, in equity, by statute, or otherwise.  No quality assurance, acceptance test, or other similar procedure shall be deemed to obligate Nextel with respect to, or necessarily to constitute, legal “acceptance” of any deliverable and no such procedure shall be deemed to waive any right or remedy hereunder.

9.2.       Limitation of Liability.

9.2.1.           General Limitation.  The parties hereunder shall be liable only for direct damages and neither party shall be liable hereunder for consequential or punitive damages (including lost profits or savings) even if it has been advised of their possible existence; provided, however, that the foregoing limitation shall in no event limit a party’s ability to recover actual damages for breach hereof, including the costs of obtaining replacement Services and deliverables complying with the terms hereof.  In no event shall the total and cumulative liability of either party to the other under this Agreement for any claim or claims hereunder concerning performance or nonperformance hereunder exceed the greater of:  [ . . . * * * . . . ]

9.2.2.           Exclusion.  Notwithstanding the foregoing and Section 9.2.3 below, there shall be no limitation on the amount of liability, and no exclusion of any types of damages for the following: (i) either party’s indemnification obligations; (ii) losses arising out of either party’s willful, intentional or grossly negligent misconduct or Vendor’s intentional and wrongful

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repudiation of this Agreement; (iii) damages to real and tangible personal property caused by negligent or other tortious conduct of Vendor; (iv) personal injury or death caused by negligent or other tortious conduct of a party or its agents; (v) intentional or negligent breaches of confidentiality or non-use of information requirements; or (vi) any breach of Section 13.4.

9.2.3.           Nextel Limitation.  In no event shall Nextel have any liability for monetary damages with respect to its duties and obligations hereunder, other than its duties and obligations pursuant to Sections 6.7, 7.3 and 10.

10.       INDEMNIFICATION

10.1.     Intellectual Property.  Vendor shall defend, indemnify and hold Nextel and its parent, subsidiaries, and affiliates, and each of their respective officers, shareholders, directors, and employees harmless from and against any claims and shall pay all losses, damages, liabilities, claims and actions, and all related expenses (including reasonable attorneys’ fees and expenses) based upon any allegations that would evidence or constitute a breach of the warranties set forth in Sections 8.1.6.  In the event that any Work Product provided by Vendor is alleged or found to be misappropriated from, or to infringe on the intellectual property rights of, a third party, Vendor shall, in addition to the foregoing indemnification obligation, endeavor, at its option and expense, to either: (i) secure a license to use such portion to enable such Work Product to be utilized in a manner consistent with the terms of this Agreement, or (ii) replace the same with other intellectual property assets as are needed to enable Vendor to continue performing the Services in accordance with the terms of this Agreement, or (iii) modify the Work Product so that it no longer infringes or misappropriates the rights of others, while still meeting the requirements of this Agreement.  Notwithstanding the foregoing, Vendor’s obligations as set forth in this Section shall not apply to Developed Work Product provided pursuant to an Additional Statement of Work to the extent that the misappropriation or infringement allegations arise out of specifications or requirements for such Developed Work Product provided in writing to Vendor by Nextel.

10.2.     Injury or Damage.  Each party shall defend, indemnify and hold harmless the other party and its respective officers, directors, employees and agents from and against any claims and shall pay all losses, damages, liabilities, claims and actions, and all related expenses (including reasonable attorneys’ fees and expenses) based on allegations of bodily injury (including death) or damage to tangible personal or real property, to the extent that such injury or damage arises from the negligence of, or breach of this Agreement by, the indemnifying party in connection with the matters that are the subject of this Agreement.

10.3.     Third-Party Services.  Vendor shall defend, indemnify, and hold harmless Nextel, its officers, directors, employees and agents, from and against any claims and shall pay all losses, damages, liabilities, claims and actions, and all related expenses (including reasonable attorneys’ fees and expenses) based on allegations, including allegations of non-payment, from Vendor’s Subcontractors arising out of or related to services performed by them hereunder.

10.4.     Additional Indemnities.  Vendor shall indemnify, defend, and hold harmless Nextel, its officers, directors, employees and agents from and against any claim and any and all losses, liability, damages, costs, and expenses (including attorney’s fees) sustained or incurred by Nextel as a result of Vendor’s breach of its obligations under Section 13.4.

10.5.     Procedures.  If any legal action covered by this Section 10 is commenced against a party (“Indemnified Party”), prompt written notice thereof shall be given to the other party (“Indemnifying Party”).  After such notice, if Indemnifying Party shall acknowledge in writing to Indemnified Party that the right of indemnification under this Agreement applies with respect to such claim, then Indemnifying Party shall be entitled, if it so elects, in a written notice delivered to Indemnified Party not fewer than ten (10) Business Days prior to the date on which a response to such claim is due, to take control of the defense and investigation of such claim and to employ and engage attorneys of its sole choice to handle and defend same, at Indemnifying Party’s expense.  Indemnified Party shall cooperate in all reasonable respects with Indemnifying Party and its attorneys in the investigation, trial, and defense of such claim and any appeal arising therefrom; provided, however, that Indemnified Party may, at its own expense, participate, through its attorneys or otherwise, in such investigation, trial, and defense of such claim and any appeal arising therefrom.  No settlement of a claim that involves a remedy other than the payment of money by Indemnifying Party shall be entered into without the consent of Indemnified Party, which consent will not be unreasonably withheld or delayed.  After notice by Indemnifying Party of its election to assume full control of the defense of any such claim, Indemnified Party shall not be liable to Indemnifying Party for any legal expenses incurred thereafter by Indemnifying Party in connection with the defense of that claim.  If Indemnifying Party does not assume full control over the defense of a claim subject to such defense as provided in this Section, Indemnifying Party may participate in such defense, at its expense, and the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the expense of Indemnifying Party.

11.       TERM AND TERMINATION

11.1.     Term. The term of this Agreement shall commence on the Effective Date and shall continue until the third (3rd) yearly anniversary thereof (the “Initial Term”).  In addition, Nextel may, at its option, elect to renew and continue the term for up to two (2) additional periods of one (1) year each (each, a “Renewal Term”), provided that the Customer call traffic volume provided to Vendor during the last month of the Initial Term and the first (1st) Renewal Term, as applicable, is at least [ . . . * * * . . . ]  Nextel may exercise its option to renew by giving written notice of

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renewal to Vendor at least [ . . . * * * . . . ] days prior to expiration of the Initial Term or a Renewal Term.  The term of this Agreement (the “Term”) shall include the Initial Term, any Renewal Terms and the full period of any transition as provided in Section 11.5.3.

11.2.     Termination by Nextel.

11.2.1.         Generally.  Nextel may terminate this Agreement, without Exit Fee, and in whole or in part, by written notice (a “Termination Notice”) to Vendor, as provided in Section 11.4, upon the occurrence of any of the following events (any such termination, a “Nextel Termination for Cause”):

(a)           (i) Vendor becomes insolvent or subject to any proceeding under the federal bankruptcy laws or other similar laws for the protection of creditors and such proceeding shall not have been dismissed prior to the Termination Date; (ii) Vendor makes an assignment for the benefit of creditors or issues equity securities in full or partial satisfaction of any indebtedness of Vendor the terms of which did not originally provide for such satisfaction; (iii) Vendor admits in writing that it is unable to pay its debts as the come due; (iv) Vendor fails to make a payment or receives a waiver of a covenant under its credit facility with any Vendor affiliate, its bank facility or its senior unsecured notes or any successor debt instrument to these instruments; or (v) a warning is issued by Vendor’s auditor that it doubts Vendor’s ability to continue as a going concern;

(b)           Vendor materially breaches any term, provision, representation or warranty of this Agreement and such breach or default is not cured to Nextel’s reasonable satisfaction within the cure period provided for in Section 11.4;

(c)           Vendor commits a Designated Default;

(d)           Vendor breaches any provision of Section 13.4;

(e)           Vendor’s performance hereunder is delayed by a Force Majeure for more than ten (10) Business Days;

(f)            Any Change in Control of Vendor became effective within one hundred eighty (180) calendar days prior to the Termination Notice.

11.2.2.         For Convenience.  Nextel may also terminate this Agreement in whole or in part, by a Termination Notice to Vendor, as provided in Section 11.4, for its convenience (any such termination that is not a Nextel Termination For Cause, a “Nextel Termination for Convenience”).  In the event Nextel terminates the Agreement pursuant to this Section 11.2.2, and Vendor has

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performed its obligations, Nextel shall pay to Vendor an Exit Fee as provided in Section 6.2.2.

11.3.     Termination by Vendor.

11.3.1.         Vendor may terminate this Agreement, if (i) Nextel has failed to make a material amount of any payment due under Section 6; (ii) such payment is not subject to a good faith dispute; (iii) no earlier than thirty (30) calendar days after the payment’s due date Vendor gives written notice of its intent to terminate; and (iv) no less than sixty (60) additional calendar days pass after the giving of such notice, such payment not having been made.

11.4.     Termination Notice.  Any Termination Notice shall be given in writing and shall specify a date for the effectiveness of termination (the “Termination Date”) which shall be no sooner than [ . . . * * * . . . ].  Any termination shall be effective at the end of the calendar day (12:00 midnight EST) specified as the Termination Date unless the cure is completed prior to the Termination Date, or the Termination Notice is rescinded by additional written notice.

11.5.     Effects of Termination.

11.5.1.         Remedies.  Subject to the provisions of Section 9, in the event of a Termination for Cause, the breaching party shall be liable to the other party for any direct damages resulting from the occurrence giving rise to termination.  Termination shall not constitute a party’s exclusive remedy for any default including for any Designated Default, and neither party shall be deemed to have waived any of its rights accruing hereunder prior to such default.  If either party terminates this Agreement as a result of a claimed default by the other party and such other party does not agree that a default was committed, then such other party shall have the right to avail itself of all defenses and remedies available to it at law, in equity, by statute, or otherwise.

11.5.2.         Exit Fees.  In the case of a Nextel Termination for Convenience pursuant to Section 11.2.2, Nextel shall pay any properly invoiced Exit Fee as provided in Section 6.2.2.

11.5.3.         Transition.  In the event of any termination, Vendor shall effect a Disentanglement pursuant to Section 12.

11.5.4.         Survival.  Notwithstanding the occurrence of a Termination Date, this agreement shall continue through completion of the Disentanglement described in Section 12.  In addition, the obligations and rights of the parties pursuant to Sections 0, 7, 8, 9, 10, 11, 12, 13 and 14 and Nextel’s payment obligations for Services applicable to periods prior to completion of Disentanglement, and any provisions which expressly provide for continuation beyond the Term shall continue and survive the termination or expiration of this Agreement.

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

12.       DISENTANGLEMENT

12.1.     Term of Disentanglement.  The Disentanglement process shall begin on the earlier of the following dates (as applicable, the “Disentanglement Commencement Date”):  (a) sixty (60) calendar days prior to the end of the Initial or any Renewal Term that Nextel has not elected to extend pursuant to Section 11.1; (b) the date a Termination Notice is delivered pursuant to Sections 11.3 or 11.4; or (c) the date a notice of Customer call traffic volume transition is delivered pursuant to Section 2.2.2.  Vendor shall provide Disentanglement until it has completed the obligations of this Section 12.  Vendor’s obligation to continue to provide the Services shall continue until the earlier of (i) completion of a transition to a new service provider as provided in this Section 12, or (ii) six (6) months after any Transition Date.

12.2.     Disentanglement Plan.  The parties, and, if Nextel elects to engage one, the third-party service provider designated by Nextel as the party to whom responsibility for the Services shall be transitioned, shall confer and negotiate in good faith to reach mutual agreement on and execute, within thirty (30) calendar days after the Disentanglement Commencement Date, a reasonably detailed Disentanglement Transition Plan (“Disentanglement Transition Plan”).

12.3.     Fees.  All Services performed by Vendor during the transition shall be performed by Vendor at no additional cost to Nextel beyond what Nextel would pay for the Services absent the termination.

12.4.     Transition.  Subject to the performance by Nextel and any subsequent provider of services similar to the Services of all actions reasonably expected of each party in connection with the transition, Vendor shall cooperate fully with Nextel and third parties and shall take all actions reasonably requested by Nextel or necessary to accomplish, by no later than six (6) months after the Transition Date, a smooth, complete transition of responsibility for the Services being terminated or call volume being transitioned from Vendor to Nextel, or to any replacement provider designated by Nextel (a “Disentanglement”), with no material interruption of or adverse impact on Nextel or its Customers in any way, including on the Services.  In the event Nextel elects to terminate any Service or transition a certain volume of Customer call traffic being serviced by Vendor (but not all Services or all call volume in the aggregate) pursuant to the terms hereof, Vendor shall perform its Disentanglement obligations hereunder to the extent applicable to the Service, Services or volume of Customer call traffic being terminated.

In the event that volume of an amount greater than [ . . . * * * . . . ] of any Call Center’s then current volume is transitioned back to Vendor with [ . . . * * * . . . ]

12.5.     Delivery of Nextel Data.  Vendor shall provide to Nextel all Nextel Data and documentation reasonably requested by Nextel in connection with the transition that is sufficient to enable Nextel, or another reasonably competent service provider, to

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

fully assume the provision of any terminated Services.  Vendor shall destroy all copies of Nextel Data not turned over to Nextel and Nextel shall destroy all copies of Vendor data, if any exists in Nextel’s possession or control, upon termination.

13.       COMPLIANCE MATTERS

13.1.     Nextel Corporate Policies.  Vendor shall, and shall cause its Subcontractors and employees to, abide by the following:

13.1.1.         Ethical Business Practices.  This Agreement is subject to and governed by the Nextel Communications, Inc. Code of Corporate Conduct as such may be amended from time to time and as provided to Vendor.

13.1.2.         Security. All Vendor personnel (including personnel of any Subcontractors) shall be subject to and shall at all times conform to Nextel’s security rules and requirements for the protection of Nextel’s plant, materials, equipment and personnel while on Nextel premises.  Any violations or disregard of these rules shall be cause for denial of access to Nextel’s property.

13.1.3.         Computer Information and Access.  Vendor will comply with all rules of Nextel concerning access to Nextel’s computers and use of computer data and software, including those set forth on Schedule 13.1.3 and any others communicated by Nextel to Vendor.  Prior to performing any Services pursuant to this Agreement, Vendor’s personnel shall execute Nextel’s standard forms concerning access protection and data/software security.  Nextel shall issue to Vendor personnel access mechanisms including, but not limited to, access Ids, passwords, and access cards that are to be used only by the Vendor personnel to whom they are issued.  Nextel’s computer data and software shall be used by Vendor personnel only in connection with Vendor’s obligations hereunder.  Failure of Vendor to comply with these rules may result in Nextel restricting offending personnel from access to Nextel computer systems or immediate termination of this Agreement.

13.1.4.         Other Policies.  Vendor agrees that as part of its provision of Services hereunder, it shall ensure that its personnel are trained, qualified, and available to perform all Services required in work areas requiring specific health, security, or safety precautions.  Vendor shall, and shall cause its Subcontractors and employees to, abide by all pertinent Nextel corporate policies that may be established by Nextel from time to time and provided to Vendor.

13.2.     Legal Compliance.

13.2.1.         Vendor shall at all times perform its obligations hereunder in compliance in all material respects with all applicable foreign, domestic, state, and local laws and regulations of all applicable foreign and domestic jurisdictions, and in such a manner as not to cause Nextel to be in material violation of any applicable laws or regulations including any applicable requirements of any foreign, domestic, state, or local authority regulating health, safety, employment, the environment, security, exportation, or telecommunications.

13.2.2.         Nextel is both an equal opportunity employer and a federal contractor.  Therefore, Vendor shall, to the extent applicable, comply with Executive Order 11246, the Vietnam Era Veterans Readjustment Assistance Act of 1974 and the Vocational Rehabilitation Act of 1973.  Such Executive Order and such laws are expressly included in the reference to “applicable laws” in the first sentence of this Section.

13.2.3.         In addition, except for approvals, permissions, permits and/or licenses required by foreign or domestic statute, ordinance, regulation or other law to be obtained by Nextel or its Customers, including those required, if any, to permit Nextel to enter into this Agreement, Vendor agrees to obtain and maintain, at its own expense, all approvals, permissions, permits, licenses, and other forms of documentation required by Vendor in order to comply with all existing foreign or domestic statutes, ordinances, regulations, or other laws, which may be applicable to Vendor’s performance of Services hereunder.  Nextel reserves the right to reasonably request and review all such applications, permits, and licenses prior to the commencement of any Services hereunder.

13.3.     Diversity in Subcontracting.

13.3.1.         Nextel is committed to equal employment and vendor diversity. As part of this commitment, it is the policy of Nextel that small business concerns, veteran-owned small business concerns, HUBZone small business concerns, women-owned small business concerns, small disadvantaged business concerns (including 8(a) business concerns) and historically black colleges and universities and minority institutions shall have the maximum practicable opportunity to participate in performance of contracting between Nextel and its vendors.  Vendor agrees to carry out this policy in the award of subcontracts (to the extent permitted hereunder) to the fullest extent consistent with efficient contract performance.

13.3.2.         To the extent that Vendor utilizes subcontractors to provide services under this Agreement, Vendor agrees to use its commercial best efforts to establish and conduct a program which will enable small business concerns, veteran-owned small business concerns, HUBZone small business concerns, women-owned small business concerns, historically black colleges and universities and minority institutions and small disadvantaged business concerns (including 8(a) business concerns) to be considered fairly as subcontractors and vendors under Vendor’s contracts with Nextel.  In order to establish and conduct such a program, Vendor shall use its best efforts to:

(a)           Assist small business, veteran-owned small business, HUBZone small business, women-owned small business, historically black colleges and universities and minority institutions and small disadvantaged business concerns (including 8(a) business concerns) by arranging contracting opportunities, quantities, specifications and delivery schedules so as to facilitate the participation by such business concerns.

(b)           Provide adequate and timely consideration of the potentialities of small business, veteran-owned small business, HUBZone small business, women-owned small business, historically black colleges and universities and minority institutions and small disadvantaged business concerns (including 8(a) business concerns) in all “make-or-buy” decisions.

(c)           Designate a liaison manager who shall be responsible for interfacing with and administering subcontracting opportunities for small business, veteran-owned small business, HUBZone small business, women-owned small business, historically black colleges and universities and minority institutions and small disadvantaged business concerns (including 8(a) business concerns).

(d)           Counsel and discuss subcontracting opportunities with representatives of small business, veteran-owned small business, HUBZone small business, women-owned small business, historically black colleges and universities and minority institutions and small disadvantaged business concerns (including 8(a) business concerns).

(e)           Maintain records showing (i) procedures adopted by Vendor to comply with the policy and procedures set forth in this Agreement, including the establishment of a source list of small business, veteran-owned small business, HUBZone small business, women-owned small business, historically black colleges and universities and minority Institutions and small disadvantaged business concerns (including 8(a) business concerns); (ii) awards to small business, veteran-owned small business, HUBZone small business, women-owned small business, historically black colleges and universities and minority institutions and small disadvantaged business concerns (including 8(a) business concerns) on the source list; and (iii) specific efforts to identify and award contracts to small business, veteran-owned small business, HUBZone small business, women-owned small business, historically black colleges and universities and minority institutions and small disadvantaged business concerns (including 8(a) business concerns).

(f)            Cooperate with Nextel representatives in any studies and surveys of Vendor’s small business, veteran-owned small business, HUBZone small business, women-owned small business, historically black colleges and universities and minority institutions and small disadvantaged business concerns (including 8(a) business concerns) procedures and practices that Nextel may conduct periodically.

13.3.3.         To the extent that Vendor uses subcontractors, Vendor will use its commercial best efforts to spend ten percent (10%) of the total value of the contract with small business, veteran-owned small business, HUBZone small business, women-owned, historically black colleges and universities and minority institutions and small disadvantaged business concerns (including 8(a) business concerns).  Vendor shall report those goals to Nextel on an annual basis.

13.3.4.         To the extent that Vendor uses subcontractors to provide services to Nextel, within thirty (30) calendar days of the Effective Date, Vendor shall provide Nextel with a strategic plan outlining their methodology regarding the use of diverse vendors.  If Vendor does not subcontract, Vendor shall provide Nextel with a strategic plan outlining Vendor’s methodology for Vendor’s overall corporate supplier diversity program.  The plan should include implementation of that Vendor diversity strategy. Vendor shall prepare and submit reports detailing Vendor’s actual performance of the policy and procedures of this Agreement within fifteen (15) calendar days of the end of each quarter.  Such reports shall include the total amount of payments expressed in dollars made by Nextel to Vendor for products and services under this Agreement as well as the total amount expressed in dollars of subcontracts between Vendor and any small business, veteran-owned small business, HUBZone small business, women-owned small business, historically black colleges and universities and minority institutions and small disadvantaged business concerns (including 8(a) business concerns) during that quarter.  If Vendor does not subcontract, Vendor shall provide Nextel with overall corporate supplier diversity spend numbers.  Vendor shall submit such reports in a form prescribed by Nextel.

13.3.5.         Vendor’s failure to comply in good faith with the policy or procedures of Section 13.3.4 of this Agreement, including Vendor’s failure to provide quarterly reports or to cooperate in any investigation conducted by Nextel of the performance of the procedures set forth in this Agreement, shall be deemed to be a breach of this Agreement by Vendor and any other contract between Nextel and Vendor.

13.3.6.         The terms “small business concerns, veteran-owned small business concerns, HUBZone small business concerns, women-owned small business concerns and small disadvantaged business concerns (including 8(a) business concerns)” shall be defined according to the definitions set forth in Federal Acquisition Regulation Part 19 and 13 C.F.R. Part 121. “Historically black colleges and universities,” as used in this clause, means institutions determined by the Secretary of Education to meet the requirements of 34 C.F.R. Section 608.2. The term also means any nonprofit research institution that was an integral part of such a college or university before November 14, 1986. “Minority institutions,” as used in this clause, means institutions meeting the requirements of Section 1046(3) of the Higher Education Act of 1965 (20 U.S.C. §1135d-5(3)). The term also includes Hispanic-serving institutions as defined in Section 316(b)(1) of such Act (20 U.S.C. §1059c(b)(1)).

13.4.     Customer Data.

13.4.1.         Ownership and use of Customer Data.  All Customer Data is and shall remain the exclusive property of Nextel.  Vendor shall secure, access, use, collect, maintain, and disclose or share Customer Data only in strict accordance with the terms of this Agreement and only to the extent strictly necessary to perform its obligations under this Agreement, or as otherwise required by law.  Vendor may not otherwise modify the Customer Data, merge it with other data, commercially exploit it, disclose it or do any other thing that may in any manner adversely affect the integrity, security or confidentiality of such data, other than as expressly specified herein or as directed by Nextel in writing.  Nextel makes no representation or warranty as to the accuracy or completeness of the Customer Data.  For the purpose of this Section 13.4, the acts or omissions of Vendor’s employees, affiliates, agents, representatives, contractors, subcontractors, and their employees shall also be deemed the acts or omissions of Vendor.

13.4.2.         Privacy Laws.  Vendor agrees that it will at all times comply with all applicable laws that govern (1) the security, collection, access, use and disclosure of Customer Data (2) direct-marketing of any form; and (3) directory assistance (collectively, the “Privacy Laws”).  These laws include without limitation the Federal Communications Commission’s Customer Proprietary Network Information rules and regulations implementing 47 U.S.C. § 222 (the “CPNI Law”); Federal Trade Commission’s Telephone Sales Rule; the Federal Telephone Consumer Protection Act (47 U.S.C. § 227) and its implementing regulations; and Section 2891.1 of the California Public Utility Commission Code.

13.4.3.         Safeguards.  Vendor is fully responsible for its unauthorized collection, disclosure and use of, and access to, Customer Data.  Accordingly, Vendor shall employ administrative, physical, and technical safeguards that prevent such unauthorized collection, access, disclosure, and use (“Safeguards”), including, without limitation, the Safeguards described hereunder.  Without limiting the foregoing, Vendor shall at a minimum (1) employ the highest standards of best industry practice to Safeguard Customer Data, whether “at rest” or in transport, (2) encrypt all Customer Data at rest or in transport, (3) ensure that only its employees and subcontractors may access Customer Data, and only: (a) to the extent necessary to enable Vendor to perform its obligations under this Agreement; and (b) if they are bound in writing by confidentiality, privacy, and security obligations that are no less stringent than those contained in this Section 13.4 of the Agreement (“Authorized Employees”).  During the term of each Authorized Employee’s employment by Vendor, Vendor shall at all times ensure that such Authorized Employee strictly abides by his/her obligations hereunder.  And after such Authorized Employee leaves his/her employment for any reason, Vendor shall use at least the same level of effort to enforce such obligations as Vendor uses to enforce obligations that relate to its own similarly confidential information, provided that Vendor shall not use less than reasonable efforts in such enforcement.

13.4.4.         Location of Vendor Operations:  Vendor shall ensure that all aspects of its Service that concern Customer Data (including without limitation collecting, storing, accessing, using, Safeguarding, transporting, and disclosing Customer Data) shall occur in the United States.

13.4.5.         Disclosure of Customer Data.  Notwithstanding anything to the contrary in this Agreement, except in response to a valid court order or otherwise to the extent legally required in response to a request from a law enforcement agency, in no event shall Vendor disclose any Customer Data to any third party.  In the event Vendor is legally required to disclose any Customer Data pursuant a valid governmental or law enforcement request, it will promptly notify Nextel to permit Nextel to seek a protective order or to take other appropriate action to prevent or limit such disclosure.  Vendor agrees to cooperate with Nextel’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be afforded the Customer Data in question.  If, in the written opinion of its counsel addressed to Nextel, Vendor is compelled as a matter of law to disclose the Customer Data in the absence of a protective order, it shall disclose to the party compelling the disclosure only the part of the Customer Data that is required by law to be disclosed, and Vendor shall use its best efforts to obtain confidential treatment therefor.  Vendor further agrees that, prior to any such disclosure, it shall advise and consult with Nextel and its counsel as to such disclosure and the nature and wording of its disclosure.

13.4.6.         Customer Touch.  Notwithstanding any other provision in this Agreement and except as specifically authorized by Section 3.10 and/or the DAS Statement of Work, Vendor shall not knowingly contact any Nextel Customer in any manner, without Nextel’s prior written consent.  Vendor shall not directly target or directly market to Nextel Customers, individually or as a class, in connection with any directory assistance products or services that are competitive to the Services provided hereunder.

13.4.7.         Return of Customer Data.  Vendor shall return, or at Nextel’s election, destroy (and certify in writing such destruction) all Customer Data upon the termination or expiration of this Agreement for any reason, or earlier if requested to do so in writing by Nextel.

13.4.8.         Cooperation and Inspection.  Vendor shall establish a disciplinary process to address any unauthorized access, use or disclosure of Customer Data by any of Vendor’s employees or Subcontractors.  Vendor shall immediately notify Nextel of any breaches of security that may result in the unauthorized access, use or disclosure of Customer Data.  Vendor shall make all reasonable efforts to assist Nextel in relation to the investigation and remedy of any such breach of security and any claim, allegation, action, suit, proceeding or litigation with respect to the unauthorized access, use or disclosure of Customer Data.

13.4.9.         Injunctive Relief.  Vendor acknowledges and agrees that a breach of any obligation set forth in this Section 13.4 by the Vendor may result in irreparable harm for which monetary damages may not provide a sufficient remedy and, as a result, Nextel shall be entitled to both monetary damages and equitable relief.

13.4.10.       Confidentiality.  The obligations set forth in this Section 13.4 supplement the provisions of Section 7, and this Section 13.4 shall govern to the extent there is any conflict between it and Section 7.

13.4.11.       Miscellaneous.  The obligations set forth in this Section 13.4 shall survive the termination or expiration of this Agreement for any reason.

14.       MISCELLANEOUS

14.1.     Amendments.  Except as otherwise expressly provided herein, this Agreement may not be modified, amended, or in any way altered except by a written agreement executed by authorized signatories of the parties hereto.

14.2.     Assignment.  Neither party shall assign this Agreement nor delegate any of its duties, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Nextel shall be entitled to assign this Agreement at any time without the prior consent of Vendor to: (i) any of its Affiliates; or (ii) any successor in interest who receives the Services in connection with any merger, acquisition, divestiture or sale of assets.  An assignee of either party authorized hereunder shall be bound by the terms of this

Agreement and shall have all of the rights and obligations of the assigning party set forth in this Agreement.  If any assignee shall fail to agree to be bound by all of the terms and obligations of this Agreement or if any assignment is made in breach of the terms of this Agreement, then such assignment shall be null and void and of no force or effect.

14.3.     Contract Interpretation.

14.3.1.         Captions; Section Numbers.  Section numbers and captions are provided for convenience of reference and do not constitute a part of this Agreement.  Any references to a particular Section of this Agreement shall be deemed to include reference to any and all subsections thereof.

14.3.2.         Inclusive References.  As used herein, the term “including,” the phrase “including but not limited to” and the phrase “including without limitation” shall all be interpreted as meaning “including but not limited to.”

14.3.3.         Neither Party Deemed Drafter.  Despite the possibility that one party or its representatives may have prepared the initial draft of this Agreement or any provision thereof or played a greater role in the preparation of subsequent drafts, the parties agree that neither of them shall be deemed the drafter of this Agreement and that, in construing this Agreement, no provision hereof shall be construed in favor of one party on the ground that such provision was drafted by the other.

14.4.     Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be deemed the same agreement.

14.5.     Entire Agreement; Order of Precedence.  This Agreement, together with all Schedules and all documents expressly referred to herein, constitutes the complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof and supersedes all prior proposals, understandings, and agreements, whether oral or written, between the parties with respect to the subject matter hereof.  In case of conflict the order of precedence of the documents constituting this Agreement is as follows, each listed document superseding in the event of any conflicting provision in a later listed document:  (1) Agreement text (Introduction through Section 14, excluding Schedules, but including Exhibit A); (2) the Schedules; and (3) any other document.  In the event Vendor submits work orders, change orders, invoices or other similar documents for accounting or administrative purposes or otherwise, no pre-printed or similar terms and conditions contained in any such form shall be deemed to supersede any of the terms and conditions herein without express approval (making specific reference to this Section 14.5) by Nextel.  Neither shall any pre-printed or similar terms and conditions contained in any purchase order issued by Nextel hereunder be deemed to supersede any of the terms and conditions herein.

14.6.     Expenses.  Each party shall be responsible for, and shall pay, all expenses paid or incurred by it in connection with the planning, negotiation, and consummation of this Agreement.

14.7.     Force Majeure. Neither party shall be liable for any failure or delay in performing its obligations under this Agreement due to causes beyond its control (each, a “Force Majeure”), including, but not limited to, acts of God, the public enemy, riots, fires, natural catastrophes or epidemics except that “Force Majeure” expressly excludes the following: any event that Vendor or Nextel, as applicable, could reasonably have prevented by testing, work-around, or other exercise of diligence, including, but not limited to, any failure to provide Services in accordance with the provisions of this Agreement as a result of any power failure that could have been prevented by access to redundant power supplies; any strike, walkout, or other labor shortage; any failure of any software, system, facilities, or hardware that could have been prevented by testing, and any cause or event caused by the negligence of a party or a breach or default by a party under this Agreement.  In the event of such a Force Majeure, the date of delivery or performance hereunder shall be extended for a period not to exceed the time lost by reason of the failure or delay; provided that the party affected by the Force Majeure is using commercially reasonable efforts to mitigate or eliminate the cause of such delay or its effects and, if events in the nature of the Force Majeure event were foreseeable, used commercially reasonable efforts prior to its occurrence to anticipate and avoid its occurrence or effect.  Each party shall notify the other in writing promptly of any failure or delay in, and the effect on, its performance.

14.8.     Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by and interpreted in accordance with the internal substantive laws of the Commonwealth of Virginia.  The parties agree that all actions and proceedings arising out of or related to this Agreement shall be brought only in a state or federal court located in the Commonwealth of Virginia, and the parties hereby consent to such venue and to the jurisdiction of such courts over the subject matter of such proceeding and themselves.

14.9.     Independent Contractor.  Vendor is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties.  Each party will be solely responsible for payment of all compensation owed to its employees and agents, as well as employment related taxes.  Subject only to the terms of this Agreement, Vendor shall have complete control of its agents and employees engaged in the Services.  Vendor shall ensure that neither it nor its agents or employees shall act or hold themselves out as agents or employees of Nextel.  Vendor shall (or shall cause its subcontractors to) (i) maintain all necessary personnel and payroll records for its employees, (ii) calculate and pay their wages and withhold all required taxes and other government-mandated charges, if any, (iii) remit such taxes, employer contributions, and other levies or charges to the appropriate government entity, including, but not limited to, withholding taxes, employment insurance, workers’

compensation assessments, employer health tax, vacation pay, and cost on vacation pay, and (iv) pay net wages and fringe benefits in accordance with applicable law directly to its employees

14.10.   Insurance.

14.10.1.       General Requirements.  Without limiting Vendor’s undertaking to defend, hold harmless, and indemnify Nextel indemnities as provided herein, Vendor shall purchase and maintain insurance to protect Vendor from claims of the type set forth below that arise out of or result from Vendor’s operations, services, and/or performance under this Agreement and for which Vendor may be liable, whether such operations, services, and/or performance are provided by Vendor or by any of Vendor’s agents, consultants, vendors, or subcontractors or by anyone directly employed by any of them, or by anyone for whose acts Vendor may be liable.

14.10.2.       Coverages.  The insurance required hereunder shall be written for not less than the limits of coverage specified herein, or as required by law in any jurisdiction with authority over Vendor’s operations, services, and/or performance, whichever is greater.  Coverage shall be written on an occurrence basis, except for Professional Liability Insurance.

(a)           Worker’s Compensation and Employers Liability insurance affording compensation benefits for all employees in an amount sufficient by virtue of the laws of the state or jurisdiction in which the work or any portion of the work is performed and employers’ liability insurance with limits of [ . . . * * * . . . ] for each accident or disease.

(b)           Commercial General Liability Insurance with a combined single limit of [ . . . * * * . . . ] per occurrence for personal injury, bodily injury (including wrongful death), and property damage liability inclusive of coverage for all premises and operations, broad form property damage, independent contractors, contractual liability for this Agreement and product/completed operations coverage.

(c)           Errors and Omissions Insurance shall be maintained with limits of [ . . . * * * . . . ]

(d)           Automobile Liability Insurance with combined single limit of [ . . . * * * . . . ] per occurrence for injuries, including accidental death and property damage.

(e)           Umbrella or Excess Liability Insurance with limits not less than [ . . . * * * . . . ] per occurrence, which shall provide additional limits for employers’ liability, general liability and automobile liability insurance.

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

14.10.3.       Certain Specific Requirements.  Vendor shall comply with the following terms for all insurance coverage required by this Section.

(a)           Vendor shall provide insurance coverage by insurance companies having policy holder ratings no lower than “A-” and financial ratings not lower than “XII” in the Best’s Insurance Guide, latest edition in effect as of the Effective Date.  Such insurance shall be written with insurers of good standing and licensed to do business in the locations where the Services are to be performed.

(b)           Vendor shall verify that all of Vendor’s agents, consultants, vendors, contractors are insured against claims arising out of or relating to their performance related to this Agreement.

(c)           The Policies described in clauses (b), (c), and (d), of Section 14.10.2 shall name Nextel, its subsidiaries and Affiliates, directors, officers, and employees as additional insureds on a primary basis arising out of or in any way connected with Vendor’s performance of this Agreement.

(d)           Vendor hereby waives and shall cause Vendor’s insurers to waive their rights of subrogation against Nextel and all its subsidiaries and Affiliates, directors, officers, and employees under policies described in Section 14.10.2 (a), (b), (c), and (d).

(e)           The insurance policies listed above shall be subject to the laws of the country or state in which the Services are being performed.  In the case of Services performed outside the United States and when required by law, the insurance must be placed with a company admitted to do business in that country.

(f)            The foregoing insurance coverages shall be primary to and non-contributory with respect to any other insurance or self-insurance that may be maintained by Nextel and its subsidiaries and affiliates and shall contain a cross-liability or severability-of-interest clause where applicable.  The fact that Vendor has obtained the insurance required in this Section 14.10 shall in no manner lessen nor affect Vendor’s other obligations or liabilities set forth in this Agreement.  Vendor shall supply certificates of insurance demonstrating that all of the insurance required above is in force, that the carrier shall endeavor to provide not less than thirty (30) calendar days’ written notice shall be given to Nextel prior to any cancellation or restrictive modification of the policies, and that the waivers of subrogation are in force.  At the request of Nextel or any of its subsidiaries or affiliates, Vendor shall provide a certified copy of each insurance policy required under this Agreement, provided that Nextel has been named as an additional insured on such policy and there has been an occurrence for which such policy provides coverage.

(g)           Any self-insurance, self-retained layer, deductibles, and exclusions in coverage in the policies required under Section 14.10.2(b) and 14.10.2(c) shall be assumed by, for the account of, and at the sole risk of, Vendor.  In no event shall Vendor’s liability be limited to the extent of the minimum limits of insurance required above.

14.10.4.       All Risk Coverage.  Vendor shall, at Vendor’s expense, carry and maintain at all times, and for as long as any item of Vendor’s property is in transit, or in the care, custody, or control of Nextel, a policy or policies covering loss, or destruction of, or damage to any item of Vendor’s property in the amount of the full replacement value thereof providing protection against all perils normally covered in an “all risk” physical damage insurance policy.  Vendor shall cause its “all risk” physical damage insurers to waive all rights of subrogation against Nextel, its Affiliates, and their respective directors, officers, agents, and employees for any loss, or destruction of, or damage to any item of Vendor’s property, which is covered by insurance pursuant to this Section 14.10.

14.10.5.       Certificate of Insurance.  Vendor shall, prior to providing any Services hereunder, provide Nextel with a certificate of insurance evidencing the above insurance coverages and listing Nextel as an additional insured on Vendor’s General Liability Insurance policy.  Such certificate shall also stipulate that Vendor or its insurer shall endeavor to provide Nextel with thirty (30) days prior written notice of any cancellation or material modification in Vendor’s insurance coverages listed above.

14.11.   Notices.  Any notice or other document or communication required or permitted hereunder to the parties hereto will be deemed to have been duly given only if in writing and delivered by any of the following methods:  (i) certified U.S. mail, return receipt requested, postage prepaid, to the address of the receiving party as set forth below or such other address as such party may dictate according to the notice provisions hereof; (ii) hand delivery to the person specified below or any other person so designated according to the notice provisions hereof; or (iii) facsimile directed to the person specified below at the facsimile number listed below, or such other person or facsimile number so designated according to the notice provisions hereof; with a copy of all such notices delivered to counsel specified below or as such party may dictate in accordance with the notice provisions hereof.  Notices shall be deemed delivered when received by the party being notified.

If to Nextel, all notices shall be addressed and delivered to:

Nextel Operations, Inc.

c/o Nextel Communications, Inc.

2001 Edmund Halley Drive

Reston, Virginia 20191

Attention : [ . . . * * * . . . ]

With a copy to:

Nextel Operations, Inc.

c/o Nextel Communications, Inc.

2001 Edmund Halley Drive

Reston, Virginia 20191

Attention : [ . . . * * * . . . ]

If to Vendor, all notices shall be addressed and delivered to:

Metro One Telecommunications

11200 Murray Scholls Place

Beaverton, Oregon 97007

Attention: [ . . . * * * . . . ]

Telephone: [ . . . * * * . . . ]

Facsimile: [ . . . * * * . . . ]

14.12.   Publicity.  Without Nextel’s express written consent, which consent shall be given only in Nextel’s sole discretion, Vendor shall not use:  (i) Nextel’s name or the name of any Affiliate of Nextel, or any divisions or business units of any of them; (ii) the name of any officer, director, employee, or independent contractor of Nextel or its Affiliates; (iii) the name of any product or service of any of Nextel or its Affiliates; or (iv) the name of any Customer of Nextel, in connection with any marketing, advertising, or other publicity or business proposal.  Notwithstanding the foregoing, neither Party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of the Agreement or the Services to be provided hereunder without obtaining the prior written approval of the other Party except as may be required by applicable law or regulations, including Securities and Exchange Commission regulations.

14.13.   Record Keeping and Audits.

14.13.1.       Financial Audits.

(a)           Annual Audits.  Vendor, at its sole expense, shall conduct a self audit, on not less than an annual basis, of the accuracy of invoices submitted to Nextel and of Vendor’s Subcontractors’ invoices for

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

licenses and services provided to Nextel or Vendor, pursuant to this Agreement and the respective agreements between Vendor and Vendor’s Subcontractors.  Vendor shall deliver a copy of the report of such audit to Nextel within fourteen (14) calendar days after the end of each audit year.

(b)           Optional Nextel Audit.  Notwithstanding the foregoing, Nextel, at any time and from time to time, upon reasonable notice of no less than ten (10) Business Days to Vendor and at Nextel’s sole expense, may also audit or cause to be audited the relevant portion of the financial records of Vendor and Vendor’s Subcontractors to verify the accuracy of Vendor’s invoices to Nextel and Vendor’s Subcontractors’ invoices to Vendor.  Nextel and its authorized agents and representatives will have access to inspect and copy such records for purposes of such audit during normal business hours and at place designated by Vendor; provided, however, that if such audit discloses that an error of [ . . . * * * . . . ] or more regarding invoices during the audited period was made in favor of Vendor or any Vendor Subcontractor, Vendor shall pay the entire cost of such audit, unless Vendor disputes the outcome of the audit, in which case such dispute shall be settled under Section 5.5 hereof.  If such dispute is resolved in Nextel’s favor, Vendor shall remain responsible to pay for the audit as set forth in this Section.  Vendor shall bind each of its relevant Subcontractors in writing, as part of the agreements between Vendor and the respective Subcontractor, to make its financial records available for audit and inspection as required by this Section 14.13.  Any Vendor confidential material shall not be released to Nextel as a result of any audit.

(c)           Adjusting Payment Upon Audit.  To the extent that any audit as provided in this Section 14.13 discloses an overpayment or underpayment, Vendor or Nextel, as the case may be, shall promptly refund or pay to the other, as the case may be, the amount of such overpayment or underpayment.

14.13.2.       Recordkeeping Requirements.  Vendor shall maintain, and shall cause each of its relevant Subcontractors to maintain, complete and accurate accounting records in a form in accordance with generally accepted accounting principles and complying in all respects with all applicable laws, to permit substantiation of the charges and prices of Vendor and Vendor’s Subcontractors hereunder and to permit verification of compliance by Vendor with the terms of this Agreement.  Vendor shall retain, and shall cause each of Vendor’s relevant Subcontractors to retain, such records for a period of five (5) years from the date to which each such record pertains.  Further, Vendor shall maintain and retain, and shall

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

cause each of its relevant Subcontractors to maintain and retain, complete and accurate operational records, including but not limited to all data related to the provision of the Services, and copies of all Vendor-generated reports hereunder for a period of five (5) years from the date to which each such record or report pertains.

14.13.3.       Operational Audits.

(a)           Operational Audit Rights.  Nextel, or its authorized representatives shall have the right, at any time, upon reasonable notice of no less than ten (10) Business Days (except that no notice shall be required with respect to a security audit, including an audit of Vendor’s safeguarding of Customer Data), to perform an operational audit limited in scope to Vendor’s performance of the Services, including, but not limited to, any obligation of Vendor related to security, disaster recovery and fail-over planning.  The selection of the authorized representative shall be made by Nextel, subject to Vendor’s approval, such approval not to be unreasonably withheld.  For purposes of such audit, Vendor shall grant Nextel or its representatives access appropriate to the scope of the audit at a location of Vendor’s choosing, during normal business hours and upon said reasonable notice, to the relevant portion of Vendor’s books, records, documents, data, or information, as they relate to this Agreement.  Vendor shall provide Nextel, or its authorized representatives, such information and assistance as reasonably requested in advance in order to perform such audits; provided, however, that the parties shall endeavor to arrange such assistance in such a way that it does not interfere with Vendor’s ongoing business and the performance of Vendor’s duties and obligations hereunder.  Any third parties performing this audit shall do so only after Vendor’s consent, which shall not be unreasonably withheld and only after executing nondisclosure agreements reasonably satisfactory to Vendor.

(b)           Results of Operational Audit.  If any audit pursuant to this Section 14.13 reveals a material inadequacy or insufficiency of Vendor’s performance of the Services or any obligation of Vendor related to security, then Vendor and Nextel shall discuss such findings, including the specific audit workpapers and report, and in the event that Vendor is unable to adequately refute such findings, Vendor shall promptly develop and provide to Nextel a corrective action plan, such plan to be reasonably satisfactory to Nextel, and promptly thereafter implement such plan at Vendor’s sole cost and expense.

14.14.   Severability.  If any part or application of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions or other applications shall in no way be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable law.

14.15.   Third Party Rights Excluded.  This Agreement is an agreement between the parties, and confers no rights upon any of the parties’ employees, agents, or contractors or upon any other person.

14.16.   Waiver.  No purported waiver by any party of any default by any other party of any term or provision contained herein (whether by omission, delay or otherwise) shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective, duly authorized representatives.

NEXTEL OPERATIONS, INC.		METRO ONE TELECOMMUNICATIONS, INC.

By:	/s/ Thomas N. Kelly, Jr.	By:	/s/ Timothy A. Timmins

Name:	Thomas N. Kelly, Jr.	Name:	Timothy A. Timmins

Its:	Executive Vice President and COO	Its:	President and Chief Executive Officer

FINAL

EXHIBIT A

TO

SERVICES AGREEMENT

CONTRACT DEFINITIONS

“Additional Services” is defined in Section 3.9.

“Additional Statement of Work” is defined in Section 3.9.

“Adjustment Credits” shall mean the dollar amounts specified as performance or delay credits herein.

“Affiliate” means, as to each party, any entity directly or indirectly controlled by, controlling, or under common control with, such party.  Solely for this purpose, and without limiting the foregoing, any Person that owns more than twenty percent (20%) of the outstanding voting securities of any other Person shall be deemed to control such other Person.

“Agreement” is defined in the introductory paragraph.

[ . . . * * * . . . ]

“Business Day” means any weekday other than a day designated as a holiday under the then applicable Nextel holiday schedule.

[ . . . * * * . . . ]

“Cap Amount” is defined in Section 9.2.1.

“Change in Control” means any change in the legal, beneficial, or equitable ownership, direct or indirect, such that Control of an entity (or substantially all of its business or assets) is no longer with the same entity or entities as on the Effective Date.

“Confidential Information” means information, whether provided or retained in writing, verbally, by electronic or other data transmission or in any other form or media whatsoever or obtained through on-site visits at Nextel or Vendor facilities and whether furnished or made available before or after the date of this Agreement, that is confidential, proprietary or otherwise not generally available to the public including, without limitation, trade secrets, marketing and sales information, product information, technical information and technology, Nextel and Vendor information, information about trade techniques and other processes and procedures, financial information and business information, plans and prospects.  Nextel’s Confidential Information includes, but is not limited to Nextel Data.

“Contract Executive” is defined in Section 5.2.

“Control” means the legal, beneficial, or equitable ownership, direct or indirect, of more than fifty percent (50%) of the aggregate of all voting or equity interests in an entity.

“CPI Increase” means the percentage change between (i) the Consumer Price Index, All Urban Consumers, U.S. City Average, all items, most recently published (at the time of

NEXTEL/VENDOR.	DIRECTORY ASSISTANCE
CONFIDENTIAL	EXHIBIT A

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

1

calculation) by the Bureau of Labor Statistics of the United States Department of Labor (or a successor agency of the United States government) and (ii) the comparable statistic published for the same month of the previous year.  In the event the specified CPI statistic is not reasonably available for both the then current and previous year, the “CPI Increase” shall be a reasonable measure of change in consumer prices reasonably determined by Nextel.

“CPNI Law” is defined in Section 13.4.

“Customer” means an end-user of Nextel’s wireless service offerings.

“Customer Data” means any information about persons or entities that Vendor receives or derives or controls in any manner or has access to pursuant to this Agreement, including, without limitation, any personally identifying information, or any other information that, either individually or when combined with other information, could be used to derive information specific to a particular Nextel user.  Customer Data includes, but is not limited to, information regarding a Nextel user’s identity, social security number, telephone number, credit card number, e-mail address, account information, service purchase and usage information, such as Customer proprietary network information (“CPNI”) as such term is defined under the CPNI Law, and any such specific information about anyone or any entity with whom such Nextel user has contact (either through an originating or terminating communication), including the content of their communication.

“Customer Service Representative” or “CSR” means an individual located in a Call Center whose primary job function is to receive and, as appropriate, handle, process, answer, or otherwise respond to requests for information or assistance from Customers

“DAS Statement of Work” means Schedule 2.3.

“Designated Default” means any occurrence or circumstance designated as a default in the Service Level Requirements.

“Developed Work Product” means all Work Product and deliverables, created pursuant to the DAS Statement of Work and/or an Additional Service Statement of Work and paid for by Nextel in connection with providing Services or provided to Nextel (whether solely by Vendor or Vendor’s agents or subcontractors, or jointly by one or more of them and Nextel or its agents) in the course of performing Services, other than Nextel Data separately from, and in addition to, the Service Fees.

“Disabling Device” means any timer, clock, counter, or other limiting design or routine that may cause Software or any data generated or used by it to be erased, become inoperable or inaccessible, or that may otherwise cause such Software to become temporarily or permanently incapable of performing in accordance with this Agreement, including, without limitation any Disabling Device that is triggered after use or copying of such Software or a component thereof a certain number of times, or after the lapse of a period of time, or in the absence of a hardware device or after the occurrence or lapse of any other triggering factor or event.  Disabling Device also includes any Software commonly referred to as a computer virus, Trojan horse or other malicious or surreptitious code.

2

“Disentanglement” is defined in Section 12.4.

“Disentanglement Commencement Date” is defined in Section 12.

“Disentanglement Transition Plan” is defined in Section 12.2.

“Effective Date” is defined in the introductory paragraph.

“Exit Fee” is defined in Section 6.2.2.

“FCC” means the United States Federal Communications Commission, or any successor agency.

“Fee Schedule” means Schedule 6.2.1.

“Final Test Completion” is defined in Section 2.5.2.

“Force Majeure” is defined in Section 14.7.

“Historically black colleges and universities” is defined in Section 13.3.6.

“Implementation Plan” means Schedule 2.2.2.

“Indemnified Party” is defined in Section 10.5.

“Indemnifying Party” is defined in Section 10.5.

“Initial Term” is defined in Section 11.1.

“Internal Purposes” means all internal purposes including processing on multiple workstations and at multiple sites, the engagement of third parties (and the disclosure of code, documentation and other confidential information thereto subject to the requirements of Section 7.3) to prepare system modifications and provide other services.  Internal Purposes also includes engaging a third party and its subcontractors and agents on an outsourcing or similar basis to provide services, or to receive the performance of services, for the internal purposes of the party engaging the outsourcer.  Internal Purposes of Nextel also includes the provisions of the Services to current and future Nextel Affiliates and to entities that hereafter become former Nextel Affiliates.

“Minority institutions” is defined in Section 13.3.6.

“Nextel” is defined in the introductory paragraph.

[ . . . * * * . . . ]

“Nextel Data” shall mean, in or on any media or form of any kind:  (a) all data or summarized data related to Nextel, and all data indexing such data, including data that is in Nextel’s databases or otherwise in Nextel’s possession on the Service Commencement Date or at any time from such date through the last day of the Term; and (b) all other Nextel records, data, files, input materials, processed data, reports and forms that may be received, computed, developed, used, or stored by Vendor, or by any of Vendor’s Subcontractors, for Nextel in the performance of Vendor’s duties under this Agreement.

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

3

“Nextel Resources” is defined in Section 3.1.

“Nextel Termination for Cause” is defined in Section 11.2.1.

“Nextel Termination for Convenience” is defined in Section 11.2.2.

“Nextel’s Contract Executive” means the individual who is so designated in Schedule 5.1, as such individual may be replaced by Nextel.

[ . . . * * * . . . ]

“NPOC” is defined in Section 3.8.

“Original Agreement” is defined in the introductory paragraphs.

“Person” means any natural person, corporation, limited liability company, limited liability partnership, general partnership, limited partnership, trust, association, governmental organization or agency, or other legal person or legally constituted entity of any kind.

“Personnel Table” means Schedule 5.1.

“Privacy Laws” is defined in Section 13.4.

“Procedures Manual” is defined in Section 3.5.

“Provided Resources” is defined in Section 3.1.

“Renewal Term” is defined in Section 11.1.

“Service Commencement Date” means the date on which a Service is first made available to Nextel Customers or available for Final Testing.  For all Services that also were provided by Vendor to Nextel under the Original Agreement, the Service Commencement Date is the Effective Date hereof.  The Service Commencement Date for all new Services shall be as set forth in the Implementation Plan or as otherwise agreed by the parties in writing.

“Service Level Requirements” means Schedule 2.4.

“Service Levels” or “SLs” means the performance requirements specified in Schedule 2.4.

“Services” means the services provided by Vendor hereunder pursuant to the Implementation Plan and the DAS Statement of Work, including, but not limited to, those Vendor services not specifically delineated in this Agreement, but consistent with, and reasonably inferable to be within, the scope of the Implementation Plan and the DAS Statement of Work.  “Services” does not include services provided by Vendor pursuant to an Additional Statement of Work.

“Senior Executive” is defined in Section 5.5.

“Software” means computer programs and program objects of any kind (including source code and object code), program set-up and customization parameters and data and the tangible media on which any of the foregoing are recorded.

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

4

“Specifications” means the descriptions of the Services, the Vendor systems used to provide the Services, and all other deliverables and Services hereunder, their components, and their capacities, functions, or methods, set forth in this Agreement (including all Schedules) and any documentation provided to Nextel by Vendor in writing (including electronically) including in Vendor’s responses to Nextel’s requests for proposal and key negotiating points.

“Steering Committee” is defined in Section 5.1.

“Subcontractor” means any Person (including any Vendor Affiliate) other than Vendor that provides Services to Nextel on behalf of Vendor under this Agreement.

“T&M Rates” is defined in Section 6.12.

“Term” is defined in Section 11.1.

“Termination Date” is defined in Section 11.4.

“Termination Notice” is defined in Section 11.2.1.

“Transaction Taxes” is defined in Section 6.9.5.

“Transition Date” means (i) in the case of expiration of this Agreement after all Renewal Terms have been exercised, the last day of the last Renewal Term; (ii) in the case of a non-renewal of this Agreement, the last day of the Initial Term or Renewal Term that is not renewed; or (iii) in the case of termination of this Agreement, the Termination Date.

“Vendor” is defined in the introductory paragraph.

“Vendor Work Product” means all Work Product owned or licensed by Vendor whether created pursuant to this Agreement or otherwise, and all Work Product created pursuant to this Agreement other than Developed Work Product.

“Vendor’s Contract Executive” means the individual who is so designated in Schedule 5.1, as such individual may be replaced pursuant to Section 5.3.

[ . . . * * * . . . ]

“Work Product” means tangible and intangible work product, ideas, concepts, know-how and information and the writings in which any of the same are fixed (including, without limitation, all reports, computer software systems, routines, data models, technical data, processes, designs, code and documentation and systems, concepts and business information) and all proprietary rights (including, without limitation, rights under patent, copyright, trade secret and other similar laws) therein.

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

5

LIST OF SCHEDULES

Schedule	Title
Schedule 2.2.2	Implementation Plan
Schedule 2.3	DAS Statement of Work
Attachment 1	DA Services
Attachment 2	International DA Services
Attachment 3	Wireless DA Services
Attachment 4	Call Scripts
Attachment 5	Call Center Architecture
Attachment 6	Training
Attachment 7	Quality Assurance Procedures
Attachment 8	Directory Assistance Automation Requirements
Schedule 2.4	Service Level Requirements
Schedule 2.6	Vendor Subcontractors
Schedule 2.7	[ . . . * * * . . . ]
Schedule 3.5	Procedures Manual
Schedule 3.6	N/A
Schedule 3.10	Nextel Communications, Inc. standards of Information Technology
Schedule 3.11	Reports
Schedule 5.1	[ . . . * * * . . . ]
Schedule 5.4.3	[ . . . * * * . . . ]
Schedule 6.2.1	Fee Schedule
Schedule 6.2.4	Nextel’s Travel and Expense Policy
Schedule 13.1.3	Nextel’s Computer Information Access and Use Policy

NEXTEL/VENDOR.	DIRECTORY ASSISTANCE
CONFIDENTIAL	LIST OF SCHEDULES

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

1

FINAL

Schedule 2.2.2

Implementation Plan

[. . . * * * . . .]

[7 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.2.2

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.3

DAS Statement of Work

[. . . * * * . . .]

[14 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.3

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Attachment 1 to Schedule 2.3

DA Services

[. . . * * * . . .]

[6 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.3
ATTACHMENT 1

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Attachment 2 to Schedule 2.3

International DA Services

[. . . * * * . . .]

[3 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.3
ATTACHMENT 2

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Attachment 3 to Schedule 2.3

Wireless DA Services

[. . . * * * . . .]

[1 page omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.3
ATTACHMENT 3

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Attachment 4 to Schedule 2.3

Call Scripts

[. . . * * * . . .]

[2 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.3
ATTACHMENT 4

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Attachment 5 to Schedule 2.3

Call Center Architecture

[. . . * * * . . .]

[9 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.3
ATTACHMENT 5

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Attachment 6 to Schedule 2.3

Training

[. . . * * * . . .]

[16 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.3
ATTACHMENT 6

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Attachment 7 to Schedule 2.3

Quality Assurance Procedures

[. . . * * * . . .]

[5 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.3
ATTACHMENT 7

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Attachment 8 to Schedule 2.3

Implementation Plan

[. . . * * * . . .]

[3 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.3
ATTACHMENT 8

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.4

Service Level Requirements

[. . . * * * . . .]

[9 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.4

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.6

Vendor Subcontractors

[. . . * * * . . .]

[1 page omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.6

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.7

[. . . * * * . . .]

[1 page omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 2.7

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 3.5

Procedures Manual

[. . . * * * . . .]

[12 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 3.5

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 3.10

Customer Satisfaction Survey

[. . . * * * . . .]

[1 page omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 3.10

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 3.11

Reports

[. . . * * * . . .]

[6 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 3.11

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 5.1

[. . . * * * . . .]

[3 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 5.1

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 5.4.3

[. . . * * * . . .]

[2 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 5.4.3

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 6.2.1

Fee Schedule

[. . . * * * . . .]

[2 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 6.2.1

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 6.2.4

NEXTEL Contractor & Consultant Travel and Expense Reimbursement Policy

[. . . * * * . . .]

[7 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 6.2.4

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.

Schedule 13.1.3

NEXTEL Communications Inc. Standards of Information Technology Security

[. . . * * * . . .]

[38 pages omitted]

NEXTEL/VENDOR	DIRECTORY ASSISTANCE
CONFIDENTIAL	SCHEDULE 13.1.3

***Certain information in this exhibit has been omitted and filed separately with the commission.

Confidential treatment has been requested with respect to the omitted portions.